                                                                    Exhibit 99.1


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of The Lubrizol Corporation

We have audited the accompanying consolidated balance sheets of The Lubrizol Corporation and its subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Lubrizol Corporation and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 4 to the consolidated financial statements, in 2002 the Corporation changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
February 6, 2004 (July 19, 2004 as
to Note 18 and August 18, 2004 as
to the effects of the reorganized
operating segments as described
in Note 13)

                            THE LUBRIZOL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                             Year Ended December 31
(In Thousands of Dollars Except Per Share Data)                     2003               2002              2001
----------------------------------------------                      ----               ----              ----
Net sales ................................................      $ 2,049,101       $ 1,980,289       $ 1,839,244
Royalties and other revenues .............................            3,022             3,578             5,400
                                                                -----------       -----------       -----------
  Total revenues .........................................        2,052,123         1,983,867         1,844,644
                                                                -----------       -----------       -----------
Cost of sales ............................................        1,507,792         1,416,255         1,335,461
Selling and administrative expenses ......................          202,904           196,940           177,431
Research, testing and development expenses ...............          166,942           168,303           158,473
Restructuring charge .....................................           22,534
                                                                -----------       -----------       -----------
  Total cost and expenses ................................        1,900,172         1,781,498         1,671,365
Other expense - net ......................................           (1,565)           (5,380)          (15,076)
Interest income ..........................................            3,799             6,697             6,787
Interest expense .........................................          (25,114)          (23,298)          (25,041)
                                                                -----------       -----------       -----------
Income before income taxes and cumulative effect of change
 in accounting principle .................................          129,071           180,388           139,949
Provision for income taxes ...............................           38,297            54,116            45,833
                                                                -----------       -----------       -----------
Income before cumulative effect of change in
 accounting principle ....................................           90,774           126,272            94,116
Cumulative effect of change in accounting principle ......                             (7,785)
                                                                -----------       -----------       -----------
Net income ...............................................      $    90,774       $   118,487       $    94,116
                                                                ===========       ===========       ===========

Net income per share:
  Income before cumulative effect of change
   in accounting principle ...............................      $      1.76       $      2.45       $      1.84
  Cumulative effect of change in accounting principle ....                              (0.15)
                                                                -----------       -----------       -----------
Net income per share .....................................      $      1.76       $      2.30       $      1.84
                                                                ===========       ===========       ===========
Diluted net income per share:
  Income before cumulative effect of change
    in accounting principle ..............................      $      1.75       $      2.44       $      1.83
  Cumulative effect of change in accounting principle ....                              (0.15)
                                                                -----------       -----------       -----------
Net income per share, diluted ............................      $      1.75       $      2.29       $      1.83
                                                                ===========       ===========       ===========
Dividends per share ......................................      $      1.04       $      1.04       $      1.04
                                                                ===========       ===========       ===========

The accompanying notes to the financial statements are an integral part of these statements.

                            THE LUBRIZOL CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                                           December 31
(In Thousands of Dollars)                                                                             2003               2002
-------------------------                                                                             ----               ----
ASSETS
Cash and short-term investments ............................................................      $   258,699       $   266,428
Receivables ................................................................................          324,567           295,508
Inventories ................................................................................          311,919           302,968
Other current assets .......................................................................           42,663            44,875
                                                                                                  -----------       -----------
  Total current assets .....................................................................          937,848           909,779
                                                                                                  -----------       -----------
Property and equipment - at cost ...........................................................        1,960,599         1,809,071
Less accumulated depreciation ..............................................................        1,270,605         1,129,916
                                                                                                  -----------       -----------
  Property and equipment - net .............................................................          689,994           679,155
                                                                                                  -----------       -----------
Goodwill ...................................................................................          208,726           168,352
Intangible assets - net ....................................................................           62,402            43,162
Investments in non-consolidated companies ..................................................            6,296             6,690
Other assets ...............................................................................           37,050            52,999
                                                                                                  -----------       -----------
   TOTAL ...................................................................................      $ 1,942,316       $ 1,860,137
                                                                                                  ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term debt and current portion of long-term debt ......................................      $     2,899       $    17,046
Accounts payable ...........................................................................          143,120           140,424
Accrued expenses and other current liabilities .............................................          153,458           150,271
                                                                                                  -----------       -----------
  Total current liabilities ................................................................          299,477           307,741
                                                                                                  -----------       -----------
Long-term debt .............................................................................          386,726           384,845
Postretirement health care obligations .....................................................           98,387            96,495
Noncurrent liabilities .....................................................................          100,330            92,655
Deferred income taxes ......................................................................           52,810            55,761
                                                                                                  -----------       -----------
  Total liabilities ........................................................................          937,730           937,497
                                                                                                  -----------       -----------
Minority interest in consolidated companies ................................................           51,281            53,388

Contingencies and commitments ..............................................................

Preferred stock without par value - unissued ...............................................
Common shares without par value - outstanding 51,588,190 shares in 2003
  and 51,457,642 shares in 2002 ............................................................          123,770           118,985
Retained earnings ..........................................................................          865,488           828,318
Accumulated other comprehensive loss .......................................................          (35,953)          (78,051)
                                                                                                  -----------       -----------
  Total shareholders' equity ...............................................................          953,305           869,252
                                                                                                  -----------       -----------
   TOTAL ...................................................................................      $ 1,942,316       $ 1,860,137
                                                                                                  ===========       ===========

The accompanying notes to the financial statements are an integral part of these statements.

                            THE LUBRIZOL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Year Ended December 31
(In Thousands of Dollars)                                                2003            2002            2001
-------------------------                                                ----            ----            ----
CASH PROVIDED FROM (USED FOR):
OPERATING ACTIVITIES
Net income ....................................................      $  90,774       $ 118,487       $  94,116
Adjustments to reconcile net income to cash provided
 by operating activities
  Depreciation and amortization ...............................        100,423          95,831          98,832
  Deferred income taxes .......................................          1,491           3,158          (2,392)
  Restructuring charge ........................................          3,327
  Cumulative effect of change in accounting principle .........                          7,785
  Change in current assets and liabilities net of acquisitions:
   Receivables ................................................          4,726          28,984           2,217
   Inventories ................................................         17,372         (10,152)            866
   Accounts payable, accrued expenses and
    other current liabilities .................................        (26,835)          2,566          (8,399)
   Other current assets .......................................         (4,308)         (7,475)         (3,171)
                                                                     ---------       ---------       ---------
                                                                        (9,045)         13,923          (8,487)
  Change in noncurrent liabilities ............................         11,648           3,636           4,740
  Other items - net ...........................................         (3,864)          2,048           9,029
                                                                     ---------       ---------       ---------
    Total operating activities ................................        194,754         244,868         195,838

INVESTING ACTIVITIES

Capital expenditures ..........................................        (88,453)        (65,285)        (66,316)
Acquisitions and investments in nonconsolidated companies .....        (68,597)        (86,671)        (14,989)
Other - net ...................................................          1,146           3,420            (340)
                                                                     ---------       ---------       ---------
    Total investing activities ................................       (155,904)       (148,536)        (81,645)

FINANCING ACTIVITIES

Short-term repayment ..........................................         (5,754)         (1,399)         (4,579)
Long-term borrowing ...........................................          4,479
Long-term repayment ...........................................         (9,194)         (2,308)         (3,120)
Debt issuance costs............................................
Dividends paid ................................................        (53,571)        (53,430)        (53,218)
Proceeds from termination of interest rate swaps ..............                         18,134
Common shares purchased .......................................                                        (30,039)
Common shares issued upon exercise of stock options ...........          4,569           8,569          22,294
                                                                     ---------       ---------       ---------
    Total financing activities ................................        (59,471)        (30,434)        (68,662)

Effect of exchange rate changes on cash .......................         12,892          11,435          (2,373)
                                                                     ---------       ---------       ---------
Net increase (decrease) in cash and short-term investments ....         (7,729)         77,333          43,158
Cash and short-term investments at the beginning of year ......        266,428         189,095         145,937
                                                                     ---------       ---------       ---------
Cash and short-term investments at the end of year ............      $ 258,699       $ 266,428       $ 189,095
                                                                     =========       =========       =========

The accompanying notes to the financial statements are an integral part of these statements.

                            THE LUBRIZOL CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                        Shareholders' Equity
                                                                    --------------------------------------------------------------
                                                    Number of                                      Accumulated Other
                                                     Shares           Common          Retained       Comprehensive
(In Thousands of Dollars)                          Outstanding        Shares          Earnings       Income (Loss)        Total
-------------------------                          -----------      -----------      -----------      -----------      -----------
BALANCE, DECEMBER 31, 2000 ......................   51,307,688      $    82,128      $   750,779      $   (80,626)     $   752,281
                                                                                                                       -----------
Comprehensive income:
     Net income 2001 ............................                                         94,116                            94,116
     Other comprehensive income (loss) ..........                                                         (19,186)         (19,186)
                                                                                                                       -----------
Comprehensive income ............................                                                                           74,930
Cash dividends ..................................                                        (53,206)                          (53,206)
Deferred stock compensation .....................                         5,474                                              5,474
Common shares - treasury:
     Shares purchased ...........................     (967,610)          (1,662)         (28,377)                          (30,039)
     Shares issued upon exercise of stock options      812,029           23,752                                             23,752
                                                   -----------      -----------      -----------      -----------      -----------
BALANCE, DECEMBER 31, 2001 ......................   51,152,107          109,692          763,312          (99,812)         773,192
                                                                                                                       -----------
Comprehensive income:
     Net income 2002 ............................                                        118,487                           118,487
     Other comprehensive income (loss) ..........                                                          21,761           21,761
                                                                                                                       -----------
Comprehensive income ............................                                                                          140,248
Cash dividends ..................................                                        (53,481)                          (53,481)
Deferred stock compensation .....................                           507                                                507
Common shares - treasury:
     Shares issued upon exercise of
       stock options and awards .................      305,535            8,786                                              8,786
                                                   -----------      -----------      -----------      -----------      -----------
BALANCE, DECEMBER 31, 2002 ......................   51,457,642          118,985          828,318          (78,051)         869,252
                                                                                                                       -----------
Comprehensive income:
     Net income 2003 ............................                                         90,774                            90,774
     Other comprehensive income (loss) ..........                                                          42,098           42,098
                                                                                                                       -----------
Comprehensive income ............................                                                                          132,872
Cash dividends ..................................                                        (53,604)                          (53,604)
Deferred stock compensation .....................                         1,053                                              1,053
Common shares - treasury:
     Shares issued upon exercise of
       stock options and awards .................      130,548            3,732                                              3,732
                                                   -----------      -----------      -----------      -----------      -----------
BALANCE, DECEMBER 31, 2003 ......................   51,588,190      $   123,770      $   865,488      $   (35,953)     $   953,305
                                                   ===========      ===========      ===========      ===========      ===========

The accompanying notes to the financial statements are an integral part of these statements.

                            THE LUBRIZOL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(In Thousands of Dollars Unless Otherwise Indicated)

NOTE 1 -- NATURE OF OPERATIONS

The Lubrizol Corporation is a global fluid technology company that develops, produces and sells high-performance chemicals, systems and services for transportation and industry. The company creates these products by applying advanced chemical and mechanical technologies to enhance the performance, quality and value and reduce the environmental impact of the customer products in which our products are used. The company groups its product lines into two reportable segments: lubricant additives and specialty chemicals. Refer to Note 13 for a further description of the nature of the company's operations, the product lines within each of the operating segments, segment operating income and related financial disclosures for the reportable segments.

NOTE 2 -- ACCOUNTING POLICIES

CONSOLIDATION -- The consolidated financial statements include the accounts of The Lubrizol Corporation and its subsidiaries where ownership is 50% or greater and the company has effective management control. For nonconsolidated companies (affiliates), the equity method of accounting is used when ownership exceeds 20% and when the company has the ability to exercise significant influence over the policies of the investee. The book value of investments carried on the equity method was $5.6 million and $5.9 million at December 31, 2003 and 2002, respectively. Investments carried at cost were $.7 million and $.8 million at December 31, 2003 and December 31, 2002, respectively.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES -- In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. (FIN) 46, "Consolidation of Variable Interest Entities." FIN 46 provides guidance on how to identify a variable interest entity (VIE) and determine when the assets, liabilities, non-controlling interests and results of operations of a VIE need to be included in a company's consolidated financial statements. FIN 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. In December 2003, the FASB issued a revision to FIN 46 (FIN 46R), which provided additional guidance on the definition of a variable interest entity and delayed the effective date until the first reporting period ending after March 15, 2004, except for special-purpose entities, which must be accounted for under FIN 46 or FIN 46R no later than the end of the first reporting period ending after December 15, 2003. The adoption of FIN 46R did not have a material impact on the company's consolidated financial position or results of operations.

ESTIMATES -- The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions pending completion of related events. These estimates and assumptions affect the amounts reported at the date of the consolidated financial statements for assets, liabilities, revenues and expenses and the disclosure of contingencies. Actual results could differ from those estimates.

CASH EQUIVALENTS -- The company invests its excess cash in short-term investments with various banks and financial institutions. Short-term investments are cash equivalents, as they are part of the cash management activities of the company and are comprised of investments having maturities of three months or fewer when purchased.

INVENTORIES -- Inventories are stated at the lower of cost or market value. Cost of inventories is determined by either the first-in, first-out (FIFO) method or the moving average method, except in the United States for chemical inventories, which are primarily valued using the last-in, first-out (LIFO) method.

The company accrues volume discounts on purchases from vendors where it is probable that the required volume will be attained and the amount can be reasonably estimated. The company records the discount as a reduction in the cost of the purchase (generally raw materials), based on projected purchases over the purchase agreement period.

PROPERTY AND EQUIPMENT -- Property and equipment are carried at cost. Repair and maintenance costs are charged against income while renewals and betterments are capitalized as additions to the related assets. Costs incurred for computer software developed or obtained for internal use are capitalized for application development activities and immediately expensed for preliminary project activities or post-implementation activities. Accelerated depreciation methods are used in computing depreciation on certain machinery and equipment, which comprise approximately 12% of the depreciable assets in both 2003 and 2002. The remaining assets are depreciated using the straight-line method. The estimated useful lives are 10 to 40 years for buildings and land and building improvements and range from 3 to 20 years for machinery and equipment.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS -- The company reviews the carrying value of its long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amounts of the assets. Fair value is generally determined based on a discounted cash flow analysis. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent, cash flows are available.

GOODWILL AND INTANGIBLE ASSETS -- In June 2001, the FASB issued Statement of Financial Accounting Standards (SFAS) 142, "Goodwill and Other Intangible Assets," which became effective for the company on January 1, 2002. Intangibles resulting from business acquisitions, including purchased technology, land use rights, non-compete agreements, distributor networks, trademarks and patents, are amortized on a straight-line method over periods ranging from 5 to 40 years. Under SFAS 142, goodwill and other intangibles determined to have indefinite lives are no longer amortized, but are tested for impairment at least annually. The company has elected to perform its annual tests for potential impairment of goodwill and indefinite life intangibles as of October 1 of each year (see Note
4). The company had goodwill amortization expense of approximately $11.0 million in 2001.

As part of the annual impairment test required under SFAS 142, the useful lives of the non-amortized trademarks are reviewed to determine if the indefinite status remains appropriate. After considering the expected use of the trademarks and reviewing any legal, regulatory, contractual, obsolescence, demand, competitive or other economic factors that could limit the useful lives of the trademarks, in accordance with SFAS 142, the company determined that the trademarks had indefinite lives.

RESEARCH, TESTING AND DEVELOPMENT -- Research, testing and development costs are expensed as incurred. Research and development expenses, excluding testing, were $93.9 million in 2003, $93.5 million in 2002 and $87.6 million in 2001.

ENVIRONMENTAL LIABILITIES -- The company accrues for expenses associated with environmental remediation obligations when such expenses are probable and reasonably estimable. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. The company's environmental reserves totaled $9.8 million and $9.9 million at December 31, 2003 and 2002, respectively. Of these amounts, $1.2 million and $1.1 million was included in other current liabilities at December 31, 2003 and 2002, respectively.

FOREIGN CURRENCY TRANSLATION -- The assets and liabilities of the company's international subsidiaries are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and revenues and expenses are translated at weighted-average exchange rates in effect during the period. Unrealized translation adjustments are recorded as a component of other comprehensive income in shareholders' equity, except for subsidiaries for which the functional currency is the U.S. dollar, where translation adjustments are realized in income. Transaction gains or losses that arise from exchange rate changes on transactions denominated in a currency other than the functional currency, except those transactions that function as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment, are included in income as incurred.

SHARE REPURCHASES -- The company uses the par value method of accounting for its treasury shares. Under this method, the cost to reacquire shares in excess of paid-in capital related to those shares is charged against retained earnings.

REVENUE RECOGNITION -- Revenues are recognized at the time of shipment of products to customers, or at the time of transfer of title if later, with appropriate provision for uncollectible accounts. All amounts in a sales transaction billed to a customer related to shipping and handling are reported as revenues.

Provisions for sales discounts and rebates to customers are recorded based upon the terms of sales contracts in the same period the related sales are recorded, as a deduction to the sale. Sales discounts and rebates are offered to certain customers to promote customer loyalty and to encourage greater product sales. These rebate programs provide that upon the attainment of pre-established volumes or the attainment of revenue milestones for a specified period, the customer receives credits against purchases. The company estimates the provision for rebates based on the specific terms in each agreement at the time of shipment.

COMPONENTS OF COST OF SALES -- Cost of sales is comprised of raw material costs including freight and duty, inbound handling costs associated with the receipt of raw materials, direct production, maintenance and utility costs, plant and engineering overhead, terminals and warehousing costs, and outbound shipping and handling costs.

PER SHARE AMOUNTS -- Net income per share is computed by dividing net income by average common shares outstanding during the period, including contingently issuable shares. Net income per diluted share includes the dilution effect resulting from outstanding stock options and stock awards. Per share amounts are computed as follows:

                                       2003          2002         2001
                                     --------      --------     --------
Numerator:
     Income before cumulative
        effect of change in
        accounting principle ......  $ 90,774      $126,272     $ 94,116
     Cumulative effect of change
        in accounting principle ...                  (7,785)
                                     --------      --------     --------
     Net income ...................  $ 90,774      $118,487     $ 94,116
                                     ========      ========     ========
Denominator:
     Weighted-average common
        shares outstanding ........    51,702        51,514       51,209
     Dilutive effect of stock
        options and awards ........       182           280          285
                                     --------      --------     --------
     Denominator for net income
        per share, diluted ........    51,884        51,794       51,494
                                     ========      ========     ========
Income Per Share:
     Income before cumulative
        effect of change in
        accounting principle ......  $   1.76      $   2.45     $   1.84
                                     ========      ========     ========
     Net income per share .........  $   1.76      $   2.30     $   1.84
                                     ========      ========     ========
Diluted Net Income Per Share:
     Income before cumulative
        effect of change in
        accounting principle ......  $   1.75      $   2.44     $   1.83
                                     ========      ========     ========
Net income per share, diluted .....  $   1.75      $   2.29     $   1.83
                                     ========      ========     ========

Weighted-average shares issuable upon the exercise of stock options which were excluded from the diluted earnings per share calculations because they were antidilutive were 2.5 million in 2003, 2.4 million in 2002 and 1.8 million in 2001.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS -- Derivative financial instruments are recognized on the balance sheet as either assets or liabilities and are measured at fair value. Derivatives that are not hedges are adjusted to fair value through income. Depending upon the nature of the hedge, changes in fair value of the derivative are either offset against the change in fair value of assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in value is immediately recognized in earnings. The company uses derivative financial instruments only to manage well-defined interest rate, foreign currency and commodity price risks. The company does not use derivatives for trading purposes.

ASSET RETIREMENT OBLIGATIONS -- In June 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations," which became effective for the company on January 1, 2003. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The amount recorded as a liability is capitalized by increasing the carrying amount of the related long-lived asset. Subsequent to initial measurement, the liability is accreted to the ultimate amount anticipated to be paid and is also adjusted for revisions to the timing or amount of estimated cash flows. The capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The adoption of this statement did not have a material impact on the company's consolidated financial position or results of operations.

COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES -- In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities," which became effective for the company for exit or disposal activities initiated after December 31, 2002. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred and is effective for exit or disposal activities initiated after December 31, 2002.

GUARANTEES -- In December 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires the disclosure of any guarantees beginning December 31, 2002, and the recognition of a liability for any guarantees entered into or modified after that date.

STOCK-BASED COMPENSATION -- The company uses the intrinsic value method to account for employee stock options. The following table shows the pro forma effect on net income and earnings per share if the company had applied the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                         2003             2002             2001
                                     -----------      -----------      -----------
Reported net income ............     $    90,774      $   118,487      $    94,116
Plus: Stock-based employee
     compensation (net of tax)
     included in net income ....             256              123               47
Less: Stock-based employee
     compensation (net of tax)
     using the fair value method          (4,368)          (6,106)          (6,033)
                                     -----------      -----------      -----------
Pro forma net income ...........     $    86,662      $   112,504      $    88,130
                                     ===========      ===========      ===========
Reported net income
     per share .................     $      1.76      $      2.30      $      1.84
                                     ===========      ===========      ===========
Pro forma net income
     per share .................     $      1.68      $      2.18      $      1.72
                                     ===========      ===========      ===========
Reported net income
     per share, diluted ........     $      1.75      $      2.29      $      1.83
                                     ===========      ===========      ===========
Pro forma net income
     per share, diluted ........     $      1.67      $      2.17      $      1.71
                                     ===========      ===========      ===========

FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY -- As of July 1, 2003, the company adopted the provisions of SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," including the deferral of certain effective dates as a result of the provisions of FASB Staff Position (FSP) SFAS 150-3, "Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests Under FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The company does not currently utilize these types of financial instruments and the adoption of this statement had no impact on the company's consolidated financial position or results of operation.

ACCOUNTING FOR THE MEDICARE PRESCRIPTION DRUG IMPROVEMENT AND MODERNIZATION ACT -- In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act was enacted, which introduced a Medicare prescription drug benefit and a federal subsidy to sponsors of retiree health care plans that provide a benefit at least actuarially equivalent to the Medicare benefit. In accordance with FSP SFAS 106-1, the company has elected to defer recognition of the effects of the new Medicare Act. The accumulated postretirement benefit obligation and net periodic postretirement benefit cost do not reflect the provisions of the Act. Specific authoritative guidance on accounting for the federal subsidy is pending and may require changes to previously reported information. The company estimates the annual cash flows from the federal subsidy to be in the range of $.6 million to $.8 million, beginning in 2006, although the accounting treatment for the federal subsidy has not been resolved by the FASB.

RECLASSIFICATIONS -- Certain prior period amounts have been reclassified to conform to the current year presentation.

NOTE 3 -- INVENTORIES

                                          2003              2002
                                        --------          --------
Finished products ............          $150,711          $148,478
Products in process ..........            62,306            58,643
Raw materials ................            78,856            76,779
Supplies and engine test parts            20,046            19,068
                                        --------          --------
Total Inventory ..............          $311,919          $302,968
                                        ========          ========

Inventories on the LIFO method were 24% and 26% of consolidated inventories at December 31, 2003 and 2002, respectively. The current replacement cost of these inventories exceeded the LIFO cost at December 31, 2003 and 2002, by $57.2 million and $50.1 million, respectively.

During 2003, some inventory quantities were reduced, resulting in a liquidation of certain LIFO inventory quantities carried at lower costs in prior years as compared with costs at December 31, 2003. The effect of this liquidation increased income before income taxes by $.6 million.

NOTE 4 -- GOODWILL & INTANGIBLE ASSETS

Effective January 1, 2002, the company adopted SFAS 142, "Goodwill and Other Intangible Assets." Under SFAS 142, goodwill and other intangibles determined to have indefinite lives are no longer amortized but are tested for impairment upon adoption and at least annually thereafter.

SFAS 142 provided for a six-month period from the date of adoption for the company to perform an assessment of potential impairment of goodwill. Any impairment identified upon adoption was recognized as a cumulative effect of a change in accounting principle effective as of January 1, 2002. Goodwill is tested for impairment at the reporting unit level. The company has determined the reporting units were the same as its operating segments, since the component businesses have similar economic characteristics and can thus be combined under the aggregation rules. The company determined the carrying value of each operating segment by assigning the company's assets and liabilities to them, including existing goodwill, as of January 1, 2002. The company then determined the implied fair value of each operating segment by using a combination of discounted cash flow analysis and terminal value calculations. The fair value of each operating segment was compared to its carrying value to determine if there was an indication of impairment. This evaluation indicated that goodwill recorded in the advanced fluid systems operating segment (a separate operating segment prior to reorganization of the company's operating segments in 2004 (see Note 13)) was impaired as of January 1, 2002. The economic conditions at the time of impairment testing, including declining revenues, reduced the estimated future expected performance of this operating segment, which includes the equipment businesses the company acquired in fluid metering and particulate traps. Accordingly, the company recognized a transitional impairment charge of $7.8 million retroactive to January 1, 2002. This was a non-cash charge and was recorded as a cumulative effect of a change in accounting principle on the consolidated statement of income in 2002. There was no tax benefit associated with this charge.

In connection with adopting SFAS 142, the company also reassessed the useful lives and the classification of its intangible assets. Excluding the non-amortized trademarks, which are indefinite and are not amortized, the intangible assets will continue to be amortized over the lives of the agreements or other periods of value, which range between 5 and 40 years. The following table shows the components of identifiable intangible assets as of December 31, 2003 and 2002:

                                                                      2003                    2002
                                                              ---------------------   ---------------------
                                                               Gross     Accumu-       Gross     Accumu-
                                                              Carrying    lated       Carrying    lated
                                                               Amount  Amortization    Amount  Amortization
                                                              -------  ------------   -------  ------------
Amortized
intangible assets:
     Technology .........................................     $38,720     $18,266     $31,504     $15,540
     Land use rights ....................................       7,069         605       6,990         379
     Non-compete agreements .............................       6,892       1,989       6,125       1,472
Distributors networks ...................................       3,350         282       3,136         110
Trademarks ..............................................       2,211       1,116       2,211         757
Other ...................................................      11,592         706       5,583         500
                                                              -------     -------     -------     -------
Total amortized
     intangible assets ..................................      69,834      22,964      55,549      18,758
Non-amortized
     trademarks .........................................      15,532                   6,380           9
                                                              -------     -------     -------     -------
Total ...................................................     $85,366     $22,964     $61,929     $18,767
                                                              =======     =======     =======     =======

Amortization expense for intangible assets was $5 million in 2003, $4 million in 2002 and $3 million in 2001. Excluding the impact of further acquisitions, estimated annual intangible amortization expense for the next five years will approximate $6 million in 2004 and 2005, $5 million in 2006 and 2007 and $3 million in 2008.

The fair value of intangible assets acquired in acquisitions in 2003 and 2002 are shown below by major asset class. The intangible assets will be amortized over a period ranging from 5 to 20 years.

                                                     Fair Value of Assets
                                                -----------------------------
                                                  2003                  2002
                                                -------               -------
Amortized intangible assets:
     Technology ......................          $ 7,212               $ 1,409
     Non-compete agreements ..........            1,442                 5,414
     Distributors networks ...........              214                 3,136
     Other ...........................            5,400                   900
                                                -------               -------
   Total amortized intangible assets..           14,268                10,859
Non-amortized trademarks .............            9,173                 6,326
                                                -------               -------
Total ................................          $23,441               $17,185
                                                =======               =======

SFAS 142 also requires goodwill to be tested annually, and between annual tests if events occur or circumstances change that would more likely than not reduce the fair value of a reporting segment below its carrying amount. The company has elected to perform its annual tests for potential goodwill impairment as of October 1 of each year. No impairment of goodwill was identified in the fourth quarter of 2003 or 2002. The carrying amount of goodwill by reporting segment is as follows:

                                               Lubricant           Specialty
                                               Additives           Chemicals             Total
                                               ---------           ---------           ---------
Balance,
December 31, 2001 ...................          $  50,423           $  88,850           $ 139,273
     Goodwill acquired ..............                                 32,484              32,484
     Transitional impairment charge .             (7,785)                                 (7,785)
     Translation & other adjustments               2,249               2,131               4,380
                                               ---------           ---------           ---------
Balance,
December 31, 2002 ...................          $  44,887           $ 123,465           $ 168,352
     Goodwill acquired ..............                                 36,219              36,219
     Translation & other adjustments               2,091               2,064               4,155
                                               ---------           ---------           ---------
Balance,
December 31, 2003 ...................          $  46,978           $ 161,748           $ 208,726
                                               =========           =========           =========

In accordance with SFAS 142, the company discontinued the amortization of goodwill and certain trademarks effective January 1, 2002. The following table reconciles the company's net income and earnings per share for 2003, 2002 and 2001. The pro forma results for 2001 have been adjusted to exclude goodwill amortization expense. 2002 results include an adjustment for the cumulative effect of a change in accounting principle for the transitional impairment loss under SFAS 142 and are presented for comparative purposes.

                                            2003                 2002                 2001
                                        -----------          -----------          -----------
Reported net income ..........          $    90,774          $   118,487          $    94,116
Add: Goodwill & trademark
     amortization, net of tax                                                           7,697
Cumulative effect of a change
     in accounting principle .                                     7,785
                                        -----------          -----------          -----------
Pro forma net income .........          $    90,774          $   126,272          $   101,813
                                        ===========          ===========          ===========
Reported net income per share           $      1.76          $      2.30          $      1.84
Add: Goodwill & trademark
     amortization, net of tax                                                            0.15
Cumulative effect of a change
     in accounting principle .                                      0.15
                                        -----------          -----------          -----------
Pro forma net income per share          $      1.76          $      2.45          $      1.99
                                        ===========          ===========          ===========
Reported net income
     per share, diluted ......          $      1.75          $      2.29          $      1.83
Add: Goodwill & trademark
     amortization, net of tax                                                            0.15
Cumulative effect of a change
     in accounting principle .                                      0.15
                                        -----------          -----------          -----------
Pro forma net income
     per share, diluted ......          $      1.75          $      2.44          $      1.98
                                        ===========          ===========          ===========

NOTE 5 -- SHORT-TERM AND LONG-TERM DEBT

                                                     2003              2002
                                                   --------          --------
Long-term debt consists of:
     5.875% notes, due 2008, including
        remaining unamortized gain on
        termination of swaps of $13,430
        and $16,162 .....................          $213,430          $216,162
     7.25% debentures, due 2025 .........           100,000           100,000
Debt supported by long-term
     banking arrangements:
     Commercial paper at weighted-
        average rates of 1.1% and 1.4% ..            50,000            50,000
     Marine terminal refunding revenue
        bonds, at 1.3% and 1.7%, due 2018            18,375            18,375
Term loans:
     Yen denominated, at 1.0%, due 2006 .             4,673
     Yen denominated, at 2.2%, due 2003 .                               8,403
     Euro denominated, at 3.5% to 5.0%,
        due 2003 - 2010 .................               344               366
     Other, at a weighted-average rate
        of 5.6%, due 2003 ...............                                 182
                                                   --------          --------
                                                    386,822           393,488
Less current portion ....................                96             8,643
                                                   --------          --------
                                                   $386,726          $384,845
                                                   ========          ========
Short-term debt consists of:
     Yen denominated, at weighted-
        average rates of 8% and 5% ......          $  2,803          $  8,403
     Current portion of long-term debt ..                96             8,643
                                                   --------          --------
                                                   $  2,899          $ 17,046
                                                   ========          ========

In May 2000, the company borrowed $18,375,000 through the issuance of marine terminal refunding revenue bonds, the proceeds of which were used to repay previously issued marine terminal refunding revenue bonds. The bonds have a stated maturity of July 1, 2018, and bear interest at a variable rate which is determined weekly by the remarketing agent. The bonds may be put to the company by the bond holders at each weekly interest reset date; however, the company expects that these bonds would then be remarketed.

In November 1998, the company issued notes having an aggregate principal amount of $200 million. The notes are unsecured, senior obligations of the company that mature on December 1, 2008, and bear interest at 5.875% per annum, payable semi-annually on June 1 and December 1 of each year. The notes have no sinking fund requirement but are redeemable, in whole or in part, at the option of the company. The company incurred debt issuance costs aggregating $10.5 million, including a loss of $6.5 million related to closed Treasury rate lock agreements originally entered into as a hedge against changes in interest rates relative to the anticipated issuance of these notes. Debt issuance costs are deferred and then amortized as a component of interest expense over the term of the notes. Including debt issuance costs and the remaining unrealized gain on termination of interest rate swaps (see Note 6), these notes have an effective annualized interest rate of 5.0%.

The company has debentures outstanding, issued in June 1995, in an aggregate principal amount of $100 million. These debentures are unsecured, senior obligations of the company that mature on June

15, 2025, and bear interest at an annualized rate of 7.25%, payable semi-annually on June 15 and December 15 of each year. The debentures are not redeemable prior to maturity and are not subject to any sinking fund requirements.

As of December 31, 2003, the company had committed revolving credit facilities of $350 million that expire on July 17, 2006. These facilities, which were unused at December 31, 2003, permit the company to borrow at or below the U.S. prime rate. These facilities also permit the company to refinance beyond one year $350 million of debt, which by its terms is due within one year. As a result, the company classified as long-term, at each balance sheet date, the portion of commercial paper borrowings expected to remain outstanding throughout the following year and the amount due under the marine terminal refunding revenue bonds, whose bondholders have the right to put the bonds back to the company. The company had an additional $175 million of committed revolving credit facilities that expired in July 2003, which the company chose not to renew.

In January 2004, the company obtained a committed revolving credit facility of Euro 50 million for the purpose of financing acquisitions. This facility expires on January 24, 2005. On January 30, 2004, the company borrowed Euro 43 million to finance a portion of the acquisition of the additives business of Avecia.

Amounts due on long-term debt are $.1 million in 2004, $54.7 million in 2006, $.1 million in 2008 and $331.9 million thereafter.

In July 2002, the company terminated its interest rate swap agreements expiring December 2008, which converted fixed rate interest on $100 million of its 5.875% debentures to a variable rate. In terminating the swaps, the company received cash of $18.1 million, which is being amortized as a reduction of interest expense through December 1, 2008, the due date of the underlying debt. Gains and losses on terminations of interest rate swap agreements designated as fair value hedges are deferred as an adjustment to the carrying amount of the outstanding obligation and amortized as an adjustment to interest expense related to the obligation over the remaining term of the original contract life of the terminated swap agreement. In the event of early extinguishment of the outstanding obligation, any unamortized gain or loss from the swaps would be recognized in the consolidated statement of income at the time of such extinguishment. The company recorded a $17.3 million unrealized gain, net of accrued interest, on the termination of the interest rate swaps as an increase in the underlying long-term debt. The remaining unrealized gain is $13.4 million and $16.2 million at December 31, 2003 and 2002, respectively.

The company has interest rate swap agreements, which expire in March 2005, that exchange variable rate interest obligations on a notional principal amount of $50 million for a fixed rate of 7.6%. The company also has an interest rate swap agreement that expires in October 2006, that exchanges variable rate interest obligations on a notional principal amount of Japanese yen 500 million for a fixed rate of 2.0% (see Note 6).

Interest paid, net of amounts capitalized, amounted to $26.1 million, $23.8 million and $23.3 million during 2003, 2002 and 2001, respectively. The company capitalizes interest on qualifying capital projects. The amount of interest capitalized during 2003, 2002 and 2001 amounted to $.2 million, zero and $.2 million, respectively.

NOTE 6 -- FINANCIAL INSTRUMENTS

The company has various financial instruments, including cash and short-term investments, investments in nonconsolidated companies, foreign currency forward contracts, commodity forward contracts, interest rate swaps and short- and long-term debt. The company has determined the estimated fair value of these financial instruments by using available market information and generally accepted valuation methodologies. The use of different market assumptions or estimation methodologies could have a material effect on the estimated fair value amounts. The estimated fair value of the company's debt instruments at December 31, 2003 and 2002 approximated $424.9 million and $441.0 million, compared with the carrying value of $389.6 million and $401.9 million, respectively. The company uses derivative financial instruments only to manage well-defined foreign currency, commodity price and interest rate risks. The company does not use derivative financial instruments for trading purposes.

Effective January 1, 2001, the company adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. SFAS 133 requires the company to recognize all derivatives on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. Depending upon the nature of the hedge, changes in fair value of the derivative are either offset against the change in fair value of assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in value is immediately recognized in earnings. The adoption of SFAS 133 did not have a material cumulative effect on net income as of January 1, 2001, but did result in a $2.0 million reduction ($1.3 million net of tax) of other comprehensive income.

The company is exposed to the effect of changes in foreign currency rates on its earnings and cash flow as a result of doing business internationally. In addition to working capital management, pricing and sourcing, the company selectively uses foreign currency forward contracts to lessen the potential effect of currency changes. These contracts relate to transactions with maturities of less than one year. The maximum amount of foreign currency forward contracts outstanding at any one time was $130.9 million in 2003, $14.8 million in 2002 and $17.9 million in 2001. At December 31, 2003, the company had short-term forward contracts to buy or sell currencies at various dates during the first quarter of 2004 for $128.0 million, most of which relate to the company's acquisition of the additives business of Avecia. At December 31, 2002, the company had short-term forward contracts to sell currencies at various dates during 2003 for $3.1 million. These forward contracts are not designated as hedges. Any changes in the fair value of these contracts are either recorded in other income, or deferred as an acquisition purchase price adjustment. The fair value of these instruments at December 31, 2003 and 2002, and the related adjustments recorded in other income or deferred as an acquisition purchase price adjustment were an unrealized gain of $1.6 million and an unrealized loss of $.1 million, respectively.

The company is exposed to market risk from changes in interest rates. The company's policy is to manage interest expense using a mix of fixed and variable rate debt. To manage this mix in a cost-efficient manner, the company may enter into interest rate swaps in which the company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. Interest payments receivable and payable under the terms of the interest rate swap agreements are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability.

In July 2002, the company terminated its interest rate swap agreements expiring December 2008, which converted fixed rate interest on $100 million of 5.875% debentures to a variable rate (see Note 5).

At December 31, 2003 and 2002, the company had interest rate swap agreements to convert the interest on existing variable rate debt to fixed rates on a notional principal amount of $50 million. The fair values of these swaps at December 31, 2003 and 2002, were an unrealized loss of $3.5 million and $6.0 million, respectively. These swaps are designated as cash flow hedges of underlying variable rate debt obligations and are recorded as a noncurrent liability. The adjustments to record the net changes in fair value during 2003 of $2.2 million ($1.4 million net of tax) and 2002 of $1.2 million ($.8 million net of tax) were recorded in other comprehensive income. Ineffectiveness was determined to be immaterial in 2003 and 2002. The company does not expect any significant portion of these existing losses to be reclassified into earnings within the next 12 months.

At December 31, 2003, the company also had an interest rate swap agreement that exchanges variable rate interest obligations for a fixed rate on a notional principal amount of Japanese yen 500 million. This interest rate swap is not designated as a hedge. Accordingly, the decrease in the fair value of this contract of $.1 million was recorded in other expense at December 31, 2003.

The company is exposed to market risk from changes in commodity prices. In 2003, the company modified its commodity hedging program policy to include the use of financial instruments to manage the cost of natural gas and electricity purchases. These contracts have been designated as cash flow hedges and, accordingly, any effective unrealized gains or losses on open contracts are recorded in other comprehensive income, net of related tax effects. At December 31, 2003, open contracts totaled $5.4 million. A hedge asset of $.1 million ($.1 million net of tax) was recorded on December 31, 2003, which represents the net unrealized gain based upon current futures prices at that date. Ineffectiveness was determined to be immaterial in 2003. Contract maturities are less than 12 months. As such, the company expects that all of these gains will be reclassified into earnings within the next 12 months.

NOTE 7 -- OTHER BALANCE SHEET INFORMATION

Receivables:          2003              2002
------------        --------          --------
Customers.....      $284,617          $267,085
Affiliates....         4,734             3,804
Other ........        35,216            24,619
                    --------          --------
                    $324,567          $295,508
                    ========          ========

Receivables are net of allowance for doubtful accounts of $4.2 million in 2003 and $4.4 million in 2002.

Property and Equipment - at cost:             2003                 2002
---------------------------------          ----------          ----------
Land and improvements ...........          $  121,568          $  113,698
Buildings and improvements ......             363,951             343,241
Machinery and equipment .........           1,420,169           1,311,060
Construction in progress ........              54,911              41,072
                                           ----------          ----------
                                           $1,960,599          $1,809,071
                                           ==========          ==========

Depreciation and amortization of property and equipment were $95.5 million in 2003, $91.6 million in 2002 and $84.7 million in 2001.

Accrued Expenses and Other
Current Liabilities:               2003              2002
--------------------------       --------          --------
Employee compensation....        $ 59,800          $ 61,334
Income taxes ............          18,707            32,496
Taxes other than income..          15,519            16,606
Sales allowances ........          11,937             9,766
Restructuring charge ....          12,385
Other ...................          35,110            30,069
                                 --------          --------
                                 $153,458          $150,271
                                 ========          ========

Dividends payable at the end of 2003 and 2002 was $13.4 million and is included in accounts payable.

Noncurrent Liabilities:                                 2003              2002
-----------------------                               --------          --------
Pensions .....................................        $ 48,602          $ 49,444
Employee benefits ............................          32,828            25,223
Other ........................................          18,900            17,988
                                                      --------          --------
                                                      $100,330          $ 92,655
                                                      ========          ========

NOTE 8 -- SHAREHOLDERS' EQUITY

The company has 147 million authorized shares consisting of 2 million shares of serial preferred stock, 25 million shares of serial preference shares and 120 million common shares, each of which is without par value. Common shares outstanding exclude common shares held in treasury of 34,607,704 and 34,738,252 at December 31, 2003 and 2002, respectively.

The company has a shareholder rights plan under which one right to buy one-half common share has been distributed for each common share held. The rights may become exercisable under certain circumstances involving actual or potential acquisitions of 20% or more of the common shares by a person or affiliated persons who acquire stock without complying with the requirements of the company's articles of incorporation. The rights would entitle shareholders, other than this person or affiliated persons, to purchase common shares of the company or of certain acquiring persons at 50% of then current market value. At the option of the directors, the rights may be exchanged for common shares, and may be redeemed in cash, securities or other consideration. The rights will expire in 2007 unless redeemed earlier.

Accumulated other comprehensive income (loss) shown in the consolidated statements of shareholders' equity at December 31, 2003, 2002 and 2001 is comprised of the following:

                                                                   Foreign      Unrealized                  Accumulated
                                                                  Currency        Losses     Pension Plan     Other
                                                                 Translation   on Interest     Minimum     Comprehensive
                                                                  Adjustment    Rate Swaps    Liability    Income (Loss)
                                                                 -----------   -----------   ------------  -------------
December 31, 2000 ............................................     $(79,648)                   $   (978)     $(80,626)
Other comprehensive income (loss):
     Pre-tax cumulative effect of accounting change - SFAS 133                   $ (2,021)                     (2,021)
     Pre-tax .................................................      (17,022)       (1,715)         (538)      (19,275)
     Tax benefit (provision) .................................          528         1,308           274         2,110
                                                                   --------      --------      --------      --------
     Total ...................................................      (16,494)       (2,428)         (264)      (19,186)
                                                                   --------      --------      --------      --------
December 31, 2001 ............................................      (96,142)       (2,428)       (1,242)      (99,812)
Other comprehensive income (loss):
     Pre-tax .................................................       44,179        (1,181)      (29,331)       13,667
     Tax benefit (provision) .................................       (1,236)          413         8,917         8,094
                                                                   --------      --------      --------      --------
     Total ...................................................       42,943          (768)      (20,414)       21,761
                                                                   --------      --------      --------      --------
December 31, 2002 ............................................      (53,199)       (3,196)      (21,656)      (78,051)
Other comprehensive income (loss):
     Pre-tax .................................................       51,536         2,216       (12,038)       41,714
     Tax benefit (provision) .................................       (2,435)         (776)        3,595           384
                                                                   --------      --------      --------      --------
     Total ...................................................       49,101         1,440        (8,443)       42,098
                                                                   --------      --------      --------      --------
December 31, 2003 ............................................     $ (4,098)     $ (1,756)     $(30,099)     $(35,953)
                                                                   ========      ========      ========      ========

NOTE 9 -- OTHER INCOME (EXPENSE) - NET

                                     2003          2002          2001
                                   --------      --------      --------
Equity earnings of
     nonconsolidated companies     $    133      $    986      $  2,196
Amortization of goodwill and
     intangible assets .......       (4,938)       (4,206)      (14,118)
Currency exchange/transaction
     gain (loss) .............        3,544          (427)       (3,041)
Other - net ..................         (304)       (1,733)         (113)
                                   --------      --------      --------
                                   $ (1,565)     $ (5,380)     $(15,076)
                                   ========      ========      ========

Dividends received from the nonconsolidated companies were $1.0 million in 2003, $2.7 million in 2002 and $3.8 million in 2001.

NOTE 10 -- INCOME TAXES

The provision for income taxes is based upon income before tax for financial reporting purposes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. In estimating future tax consequences, the company considers anticipated future events, except changes in tax laws or rates, which are recognized when enacted.

Income before income taxes and cumulative effect of change in accounting principle consists of the following:

                    2003         2002         2001
                  --------     --------     --------
United States     $ 39,244     $ 95,482     $ 79,576
Foreign .....       89,827       84,906       60,373
                  --------     --------     --------
Total .......     $129,071     $180,388     $139,949
                  ========     ========     ========

The provision for income taxes consists of the following:

                                                     2003          2002          2001
                                                   --------      --------      --------
Current:
     United States ...........................     $  6,089      $ 14,791      $ 25,891
     Foreign .................................       30,717        36,167        22,334
                                                   --------      --------      --------
                                                     36,806        50,958        48,225
                                                   --------      --------      --------
Deferred:
     United States ...........................        3,019         1,208        (4,992)
     Foreign .................................       (1,528)        1,950         2,600
                                                   --------      --------      --------
                                                      1,491         3,158        (2,392)
                                                   --------      --------      --------
Total ........................................     $ 38,297      $ 54,116      $ 45,833
                                                   ========      ========      ========

The United States tax provision includes the U.S. tax on foreign income distributed to the company. The provision for taxes outside the United States includes withholding taxes.

The differences between the provision for income taxes at the U.S. statutory rate and the tax shown in the consolidated statements of income are summarized as follows:

                                    2003          2002          2001
                                  --------      --------      --------
Tax at statutory rate of 35%      $ 45,175      $ 63,136      $ 48,982
U.S. tax on foreign dividends        3,574          (946)          369
U.S. tax benefit on exports .       (3,715)       (4,114)       (4,223)
Technology donation .........                     (5,163)
Untaxed translation
     (gains)/losses .........       (5,422)        1,625         2,940
Other - net .................       (1,315)         (422)       (2,235)
                                  --------      --------      --------
Provision for income taxes ..     $ 38,297      $ 54,116      $ 45,833
                                  ========      ========      ========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:

                                                 2003           2002
                                              ---------      ---------
Deferred tax assets:
     Accrued compensation and benefits ..     $  65,528      $  56,362
     Intercompany profit in inventory ...         8,733         10,554
     Net operating losses carried forward         2,737          5,722
     Other ..............................         2,373          6,184
                                              ---------      ---------
Total gross deferred tax assets .........        79,371         78,822
Less valuation allowance ................        (1,910)        (3,602)
                                              ---------      ---------
Net deferred tax assets .................        77,461         75,220
                                              ---------      ---------
Deferred tax liabilities:
     Depreciation and other
        basis differences ...............       101,901        101,475
     Undistributed foreign equity income          2,870          3,199
     Inventory basis differences ........         2,729          1,659
     Other ..............................         7,445          3,132
                                              ---------      ---------
Total gross deferred tax liabilities ....       114,945        109,465
                                              ---------      ---------
Net deferred tax liabilities ............     $  37,484      $  34,245
                                              =========      =========

At December 31, 2003, certain foreign subsidiaries had net operating loss carryforwards of $9.1 million for income tax purposes, all of which have no expiration. After evaluating tax planning strategies and historical and projected profitability, a valuation allowance has been recognized to reduce the deferred tax assets related to those carryforwards to the amount expected to be realized. The net change in the total valuation allowance for the years ended December 31, 2003, 2002 and 2001, was a decrease of $1.7 million, a decrease of $.7 million and an increase of $.1 million, respectively.

U.S. income taxes and foreign withholding taxes are not provided on undistributed earnings of foreign subsidiaries, which are considered to be indefinitely reinvested in the operations of such subsidiaries. The amount of these earnings was approximately $500.6 million at December 31, 2003. Determination of the net amount of unrecognized U.S. income tax with respect to these earnings is not practicable.

Income taxes paid during 2003, 2002 and 2001 were $50.8 million, $48.8 million and $49.7 million, respectively.

NOTE 11 -- PENSION, PROFIT SHARING AND OTHER POSTRETIREMENT BENEFIT PLANS

The company has noncontributory defined benefit pension plans covering most employees. Pension benefits under these plans are based on years of service and the employee's compensation. The company's funding policy in the United States is to contribute amounts to satisfy the Internal Revenue Service funding standards and elsewhere to fund amounts in accordance with local regulations. Several of the company's smaller defined benefit plans are not funded.

The investment objective of the funded U.S. pension plan is to assure payment of benefits at a minimum cost consistent with prudent standards of investment, given the strength of the company and its earnings record, the adequacy of the plan's funding and the age of the company's work force. The plan utilizes a diversified portfolio of investments and seeks to earn returns consistent with a reasonable level of risk. The expected return on plan assets is based upon the company's long term experience and return targets for specific investment classes. During 2003, the company maintained the expected long-term rate of return assumption for the U.S. plan of 9%.

As long-term asset allocation is recognized as the primary determinant of performance, the company has established the following allocation targets to achieve the U.S. pension plan objectives: 70% equity securities, 25% debt securities and 5% real estate. As appropriate, allocation targets and ranges have been established for various subcategories. Allocations are reviewed quarterly and adjusted as necessary.

Approved U.S. pension plan investments include: equities, fixed-income securities, real estate, venture capital, cash and cash equivalent instruments and such other instruments (including mutual fund investments), as the company may approve. Investments in tax-exempt securities, commodities and options, other than covered calls, and the use of leverage are prohibited. Plan investment managers may use derivatives to hedge currency risk and to keep fully invested. Any other use of derivative instruments must be approved by the company.

The market values of U.S. pension plan assets are compared annually to the value of plan benefit obligations. The future value of assets, as calculated based on the expected long-term rate of return, are also compared to expected future plan benefit distributions and contributions to determine the sufficiency of expected plan funding levels. Investment asset allocations are revised as appropriate.

Plan assets are invested principally in marketable equity securities and fixed income instruments. The allocation of U.S. pension plan assets by major asset class is shown below:

Percentage of Plan Assets at December 31                       2003     2002
----------------------------------------                       ----     ----
Asset Category
     Equity securities ....................................      72%      73%
     Debt securities ......................................      23%      21%
     Real estate ..........................................       5%       6%
                                                                ---      ---
     Total ................................................     100%     100%
                                                                ===      ===

Equity securities included no company common stock in the asset percentages reported above for 2003 and 2002, respectively.

The company also provides certain non-pension postretirement benefits, primarily health care and life insurance benefits, for retired employees. Most of the company's full-time employees in the United States become eligible for health care benefits after attaining specified years of service and age 55 at retirement. Full-time employees who retired before January 1, 2003, are also eligible for life insurance benefits. Participants contribute a portion of the cost of these benefits. The company's non-pension postretirement benefit plans are not funded.

The change in the projected benefit obligation and plan assets for 2003 and 2002 and the amounts recognized in the consolidated balance sheets at December 31 of the company's defined benefit pension and non-pension postretirement plans are as follows:

                                                                           Pension Plans                Other Benefits
                                                                     ------------------------      -------------------------
                                                                        2003          2002            2003           2002
                                                                     ---------      ---------      ---------       ---------
Change in projected benefit obligation:
Projected benefit obligation at beginning of year ..............     $ 355,898      $ 311,959      $ 106,524       $  91,746
     Service cost ..............................................        14,454         12,648          2,028           1,636
     Interest cost .............................................        22,351         20,467          6,959           6,509
     Plan participants' contributions ..........................           286            249          2,515           1,879
     Actuarial loss ............................................        26,758         15,694          6,514          11,181
     Currency exchange rate change .............................        16,965         11,589            721             233
     Amendments ................................................           869          2,126         (5,440)
     Divestitures ..............................................          (107)            (5)
     Benefits paid .............................................       (18,164)       (18,829)        (6,625)         (6,660)
                                                                     ---------      ---------      ---------       ---------
Projected benefit obligation at end of year ....................       419,310        355,898        113,196         106,524
                                                                     ---------      ---------      ---------       ---------
Change in plan assets:
Fair value of plan assets at beginning of year .................       249,100        273,714
     Actual return on plan assets ..............................        53,690        (19,267)
     Divestitures ..............................................          (107)            (5)
     Employer contributions ....................................        10,604          5,218          4,110           4,781
     Plan participants' contribution ...........................           286            249          2,515           1,879
     Currency exchange rate change .............................        11,113          8,020
     Benefits paid .............................................       (18,164)       (18,829)        (6,625)         (6,660)
                                                                     ---------      ---------      ---------       ---------
Fair value of plan assets at end of year .......................       306,522        249,100
                                                                     ---------      ---------      ---------       ---------
Plan assets greater (less) than the projected benefit obligation      (112,788)      (106,798)      (113,196)       (106,524)
     Unrecognized net loss .....................................        89,457         89,510         49,193          44,809
     Unrecognized net transition obligation (asset) ............           (82)          (957)
     Unrecognized prior service cost ...........................        24,160         26,100        (39,813)        (39,965)
                                                                     ---------      ---------      ---------       ---------
Net amount recognized ..........................................     $     747      $   7,855      $(103,816)      $(101,680)
                                                                     =========      =========      =========       =========
Amount recognized in the consolidated balance sheets:
     Prepaid benefit cost ......................................     $   5,458      $  27,778
     Accrued benefit liability .................................       (53,070)       (55,798)     $(103,816)      $(101,680)
     Accumulated other comprehensive income ....................        43,483         31,445
     Intangible asset ..........................................         4,876          4,430
                                                                     ---------      ---------      ---------       ---------
Net amount recognized ..........................................     $     747      $   7,855      $(103,816)      $(101,680)
                                                                     =========      =========      =========       =========
Accumulated benefit obligation at end of year ..................     $ 329,451      $ 272,006      $ 113,196       $ 106,524

The weighted-average assumptions used to determine benefit
obligations at December 31:
     Measurement date ..........................................     12/31/2003     12/31/2002     12/31/2003      12/31/2002
     Discount rate .............................................          5.88%          6.34%           6.2%            6.7%
     Expected long-term return on plan assets...................          8.32%          8.34%
     Rate of compensation increase .............................          3.87%          3.78%

The weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:

     Discount rate .............................................          6.34%          6.67%           6.7%           7.3%
     Expected long-term return on plan assets...................          8.34%          8.45%
     Rate of compensation increase .............................          3.78%          3.82%
                                                                     ---------      ---------      ---------       ---------


The projected benefit obligation and fair value of plan assets for pension plans with projected benefit obligations in excess of plan assets were $414.5 million and $301.5 million, respectively, as of December 31, 2003, and $355.2 million and $248.4 million, respectively, as of December 31, 2002. The accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $149.8 million and $98.5 million, respectively, as of December 31, 2003, and $121.9 million and $85.6 million, respectively, as of December 31, 2002.

The following table shows the amounts the company contributed to its U.S. pension plans in 2003 and 2002 and the expected contribution for 2004:

                                                      Pension               Other                Total
Employer Contributions                                Benefits             Benefits             Benefits
----------------------                                --------             --------             --------
2002 ...................................               $  221               $4,618               $4,839
2003 ...................................               $4,315               $3,949               $8,264
2004 (expected) ........................               $5,196               $4,147               $9,343

Expected employer contributions for pension benefits in 2004 consist of $2.7 million to the U.S. qualified plan and $2.5 million to the U.S. non-qualified plan. The expected contribution to the non-qualified plan, which is unfunded, represents an actuarial estimate of future assumed payments based on historic retirement and payment patterns. Actual amounts paid could differ from this estimate.

Contributions by participants to the other benefit plans were $2.5 million and $1.9 million for the years ending December 31, 2003 and 2002, respectively.

Net periodic pension cost of the company's defined benefit pension plans consists of:

                                        2003          2002          2001
                                      --------      --------      --------
Service cost - benefits earned
     during period ..............     $ 14,453      $ 12,648      $ 11,673
Interest cost on projected
     benefit obligation .........       22,351        20,467        20,425
Expected return on plan assets ..      (26,416)      (26,685)      (26,860)
Amortization of prior
     service costs ..............        3,287         3,208         3,127
Amortization of initial net asset         (688)         (703)       (1,218)
Recognized net
     actuarial (gain) loss ......          814          (543)       (1,045)
Settlement loss .................          274                         142
                                      --------      --------      --------
Net non-pension
     postretirement benefit cost      $ 14,075      $  8,392      $  6,244
                                      ========      ========      ========

The company also has defined contribution plans, principally involving profit sharing plans and a 401(k) savings plan, covering most employees in the United States and at certain non-U.S. subsidiaries. Expense for all defined contribution retirement plans was $9.5 million in 2003, $10.0 million in 2002 and $9.6 million in 2001.

Net non-pension postretirement benefit cost consists of:

                                     2003        2002          2001
                                   -------      -------      -------
Service cost - benefits earned
     during period ...........     $ 2,028      $ 1,636      $ 1,569
Interest cost on projected
     benefit obligation ......       6,959        6,509        6,387
Amortization of prior
     service costs ...........      (5,592)      (5,180)      (4,501)
Recognized net actuarial loss        2,230        1,723          944
Curtailment gain .............                                (1,358)
Settlement loss ..............                                   853
                                   -------      -------      -------
Net periodic pension cost ....     $ 5,625      $ 4,688      $ 3,894
                                   =======      =======      =======

The weighted average of the assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation for the company's postretirement benefit plans at December 31, 2003, was 7.98%, (8.77% at December 31, 2002), with subsequent annual decrements to an ultimate trend rate of 4.9% by 2009. The assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rate would have the following effects as of and for the year ended December 31, 2003:

                                                                One-Percentage-Point
                                                          -------------------------------
                                                          Increase               Decrease
                                                          --------               --------
Effect on postretirement benefit obligation               $ 17,700               $(14,244)
Effect on total service and interest
     cost components ......................               $  1,648               $ (1,287)

NOTE 12 -- LEASES

The company has commitments under operating leases primarily for office space, terminal facilities, land, railroad tank cars and various computer and office equipment. Rental expense was $15.8 million in 2003, $15.6 million in 2002 and $14.0 million in 2001. Future minimum rental commitments under operating leases having initial or remaining non-cancelable lease terms exceeding one year are $15.0 million in 2004, $10.0 million in 2005, $6.5 million in 2006, $5.1 million in 2007, $3.4 million in 2008 and $11.6 million thereafter. Minimum rental commitments are net of estimated credits for railroad usage of $1.1 million in 2004, $1.0 million in 2005, $.6 million in 2006, $.3 million in 2007, $.2 million in 2008 and $.2 million thereafter.

NOTE 13 - BUSINESS SEGMENTS AND GEOGRAPHIC REPORTING


Beginning in the second quarter of 2004, the company reorganized as a result of the Noveon International, Inc. (Noveon) acquisition (see Note 18) into two operating segments: lubricant additives and specialty chemicals. The lubricant additives segment, also referred to as Lubrizol Additives, is comprised of the company's previous businesses in fluid technologies for transportation, advanced fluid systems, emulsified products and the former industrial additives product group of fluid technologies for industry. The specialty chemicals segment, also referred to as the Noveon segment, is comprised of the businesses of the acquired Noveon International and the former performance chemicals group of fluid technologies for industry.

Lubricant additives consists of three product lines: engine additives; specialty driveline and industrial additives; and services and equipment. Engine additives is comprised of additives for lubricating engine oils, such as for gasoline, diesel, marine and stationary gas engines and additive components, additives for fuel products and refinery and oil field chemicals and PuriNOx(TM) low-emissions diesel fuel. In addition, this segment sells additive components and viscosity improvers within its lubricant and fuel additives product lines. Driveline and industrial additives is comprised of additives for driveline oils, such as automatic transmission fluids, gear oils and tractor lubricants and industrial additives, such as additives for hydraulic, grease and metalworking fluids, as well as compressor lubricants. Services and equipment is comprised of outsourcing strategies for supply chain and knowledge center management, fluid metering devices, particulate emission trap devices and FluiPak(TM) sensor systems. The company's lubricant additives product lines are generally produced in shared manufacturing facilities and sold largely to a common customer base.

The specialty chemicals segment consists of consumer specialties, specialty materials and performance coatings product lines. The consumer specialties product line is characterized by global production of acrylic thickeners, specialty monomers, film formers, fixatives, emollients, silicones, surfactants, botanicals, active pharmaceutical ingredients and intermediates, process chemicals, benzoate preservatives, fragrances, defoamers, synthetic food dyes and natural colorants. The company markets products in the consumer specialties product line to the following primary end-use industries: personal care, pharmaceuticals, textiles and food and beverage. The consumer specialties products are sold to customers worldwide and these customers include major manufacturers of cosmetics, personal care products, water soluble polymers, household products, soft drinks and food products. The specialty materials product line is characterized as the largest global supplier of chlorinated polyvinyl chloride (CPVC) resins and compounds and reactive liquid polymers
(RLP), and as a leading North American producer of rubber and lubricant antioxidants and rubber accelerators. The specialty materials product line is also a leading producer of thermoplastic polyurethane (TPU) and cross-linked polyethylene compounds (PEX). The company markets products of specialty materials through the primary product categories of specialty plastics and polymer additives. Specialty materials products are sold to a diverse customer base comprised of major manufacturers in the construction, automotive, telecommunications, electronics, recreation and aerospace industries. The performance coatings product line includes high-performance polymers for specialty paper, printing and packaging, industrial and architectural specialty coatings and textile applications. The company markets the performance coatings products through the primary product categories of performance polymers and coatings and textile performance chemicals. Performance coatings products serve major companies in the specialty paper, printing and packaging, paint and coatings, and textile industries.

The company's accounting policies for its operating segments are the same as those described in Note 2. The company primarily evaluates performance and allocates resources based on segment operating income, defined as revenues less expenses identifiable to the product lines included within each segment, as well as projected future returns. The company has reclassified certain administrative expenses that were previously deducted in arriving at segment operating income and are now classified as unallocated corporate expenses. Segment operating income will reconcile to consolidated income before tax by deducting restructuring charges, net interest expense, corporate expenses and corporate other income (expense) that are not directly attributable to the operating segments.

The following table presents a summary of the company's reportable segments for the years ended December 31, 2003, 2002 and 2001 based on the current 2004 reporting structure. All years reflect the new reporting classifications of products between the two operating segments and the new definition of segment operating income.

                                                 2003        2002        2001
                                               --------    --------    --------
Lubricant additives:
  Revenues from external customers             $1,796,659  $1,798,197  $1,726,700
  Equity earnings                                     133         985       2,196
  Goodwill and intangibles amortization             3,030       3,033      10,877
  Segment operating income                        201,549     235,179     205,094
  Segment total assets                          1,168,099   1,176,388   1,143,125
  Capital expenditures                             74,597      60,399      63,188
  Depreciation                                     83,106      81,264      75,354
Specialty chemicals:
  Revenues from external customers             $  255,464  $  185,670  $  117,944
  Goodwill and intangibles amortization             1,908       1,173       3,241
  Segment operating income (loss)                     921         388     (11,318)
  Segment total assets                            403,617     294,005     178,218
  Capital expenditures                             13,856       4,886       3,128
  Depreciation                                     11,320       9,406       8,434
Corporate:
  Corporate assets                             $  370,600  $  389,744  $  340,976
  Corporate depreciation                            1,059         955         926
Reconciliation to consolidated income before
 income taxes and cumulative effect
 of change in accounting principle:
  Segment operating income                     $  202,470  $  235,567  $  193,776
  Corporate expenses                              (33,691)    (36,370)    (32,245)
  Corporate other income (loss)                     4,141      (2,208)     (3,328)
  Restructuring charge                            (22,534)
  Interest expense - net                          (21,315)    (16,601)    (18,254)
                                               ----------  ----------  ----------
  Income before income taxes and cumulative
   effect of change in accounting principle    $  129,071  $  180,388  $  139,949
                                               ==========  ==========  ==========


                                                          2003          2002           2001
                                                      ----------     ----------    ----------
Revenues from external customers by
 product line:
 Engine additives                                     $1,125,619     $1,159,876    $1,124,011
 Specialty driveline and industrial additives            622,171        606,586       579,057
 Services and equipment                                   48,869         31,735        23,632
                                                      ----------     ----------    ----------
Total lubricant additives                              1,796,659      1,798,197     1,726,700
                                                      ----------     ----------    ----------

 Performance coatings                                    108,928         84,275        73,496
 Consumer specialties                                    146,536        101,395        44,448
                                                      ----------     ----------    ----------
Total specialty chemicals                                255,464        185,670       117,944
                                                      ----------     ----------    ----------
Total revenues from external customers                $2,052,123     $1,983,867    $1,844,644
                                                      ==========     ==========    ==========

Revenues are attributable to countries based on the location of the customer. The United States of America is the only country where sales to external customers comprise in excess of 10% of the company's consolidated revenues. Revenues from external customers by geographic zone are as follows:

                                               2003         2002          2001
                                          ----------   ----------    ----------
United States                               $829,554   $  810,991    $  738,384
Other North America                           86,506       87,763        85,722
Europe                                       601,942      552,278       511,697
Asia-Pacific / Middle East                   403,345      405,469       376,652
Latin America                                130,776      127,366       132,189
                                          ----------   ----------    ----------
Total revenues from external customers    $2,052,123   $1,983,867    $1,844,644
                                          ==========   ==========    ==========


The company's sales and receivables are concentrated in the oil and chemical industries. The company's lubricant and fuel additive customers consist primarily of oil refiners and independent oil blenders and are located in more than 100 countries. The 10 largest customers, most of which are international oil companies and a number of which are groups of affiliated entities, comprised approximately 52% of consolidated sales in 2003, 55% of consolidated sales in 2002 and 53% of consolidated sales in 2001. In 2003, the company had one customer, including its affiliated entities, predominantly within the lubricant additives segment, with revenues of $217.6 million that represented more than 10% of consolidated revenues. In 2002, the company had two customers with revenues of $229.7 million and $195.2 million, respectively, that individually accounted for more than 10% of consolidated revenues. In 2001, there was no single customer that accounted for more than 10% of revenues.

The table below presents a reconciliation of segment total assets to consolidated total assets for the years ended December 31:

                                2003          2002         2001
                            ----------    ----------   ----------
Total segment assets        $1,571,716    $1,470,393   $1,321,343
Corporate assets               370,600       389,744      340,976
                            ----------    ----------   ----------
Total consolidated assets   $1,942,316    $1,860,137   $1,662,319
                            ==========    ==========   ==========


Segment assets include receivables, inventories and long-lived assets including goodwill and intangible assets. Corporate assets include cash and short-term investments, investments accounted for on the cost basis and other current and noncurrent assets.

The company's principal long-lived assets are located in the following countries at December 31:

                                      2003         2002           2001
                                    --------     --------       --------
United States                       $670,668     $617,410       $532,827
France                                77,941       69,421         66,638
England                               80,243       81,267        106,008
All other                            132,270      122,571        105,366
                                    --------     --------       --------
Total long-lived assets             $961,122     $890,669       $810,839
                                    ========     ========       ========


Net income of non-United States subsidiaries was approximately $60.9 million in 2003, $41.1 million in 2002 and $35.0 million in 2001; dividends received from these subsidiaries were approximately $28.0 million, $12.0 million and $55.0 million, respectively.

NOTE 14 -- STOCK COMPENSATION PLANS

The 1991 Stock Incentive Plan provides for the granting of restricted and unrestricted shares and options to buy common shares up to an amount equal to 1% of the outstanding common shares at the beginning of any year, plus any unused amount from prior years. Options are intended either to qualify as "incentive stock options" under the Internal Revenue Code or to be "non-statutory stock options" not intended to so qualify. Under the 1991 Plan, options generally become exercisable 50% one year after grant, 75% after two years, 100% after three years and expire up to 10 years after grant. "Reload options," which are options to purchase additional shares if a grantee uses already-owned shares to pay for an option exercise, are granted automatically once per year for options granted prior to March 28, 2000, under the 1991 Plan; may be granted at the discretion of the administering committee under the 1985 Employee Stock Option Plan and for options granted on or after March 28, 2000, under the 1991 Plan; and have been eliminated under the 1991 Plan for grants of options occurring on or after November 11, 2002. The 1991 Plan generally supersedes the 1985 Plan, although options outstanding under the 1985 Plan remain exercisable until their expiration dates. The option price for stock options under the 1985 Plan is the fair market value of the shares on the date of grant. The option price for stock options under the 1991 Plan is not less than the fair market value of the shares on the date of grant. Both plans permit or permitted the granting of stock appreciation rights in connection with the grant of options. In addition, the 1991 Plan provides to each outside director of the company an automatic annual grant of an option to purchase 2,500 common shares, with terms generally comparable to employee stock options. In 2001, the 1991 Plan provided for the grant to each outside director of a one-time additional option to purchase
2,500 common shares as an incentive relating to Lubrizol's five-year strategic initiatives.

Under the 1991 Stock Incentive Plan, the company has granted performance share stock awards to certain executive officers. Common shares equal to the number of performance share stock awards granted were to be issued if the market price of the company's common stock reached $45 per common share for 10 consecutive trading days, or on March 24, 2003, whichever occurred first. Under certain conditions such as retirement, a grantee of performance share stock awards could have been issued a pro-rata number of common shares. The market value of the company's common shares at date of grant of the performance share stock awards was $33.45 per share (for 500 awards) in 2002, $30.40 per share (for 750 awards) in 2001, $28.06 per share (for 3,000 awards) and $25.38 (for 1,500 awards) in 2000. The company recognized compensation expense related to performance share stock awards ratably over the estimated period of vesting. Compensation costs recognized for performance share stock awards were approximately $15 thousand in 2003, $56 thousand in 2002 and $50 thousand in 2001. 3,500 shares were issued on March 24, 2003, and 57,250 shares were deferred to the deferred compensation plan for officers. The company has allocated 1,415 share units under this plan in 2003, which represent quarterly dividends paid on the company's shares. At December 31, 2003, 58,665 share units were outstanding. Compensation expense recognized for the dividend on the deferred shares was less than $50 thousand in 2003.

Under a supplemental retirement plan, an account for the participant is credited with 500 share units each year and is credited with additional share units for quarterly dividends paid on the company's shares. When the participant retires, the company will issue shares equal to the number of share units in the participant's account or the cash equivalent. The company has allocated 567, 546 and 528 share units under this plan in 2003, 2002 and 2001, respectively. At December 31, 2003, 2,159 share units were outstanding. Compensation costs recognized for this plan were less than $20 thousand per year in 2003, 2002 and 2001. For share units attributable to grants credited after January 1, 2004, the payment will be in cash.

Under the deferred stock compensation plan for outside directors, each nonemployee director receives 500 share units on each October 1 and is credited with additional share units for quarterly dividends paid on the company's shares. When a participant ceases to be a director, the company issues shares equal to the number of share units in the director's account. The company has allocated to nonemployee directors, 6,048, 6,208 and 6,028 share units under this plan in 2003, 2002 and 2001, respectively. Director fee expense recognized for share units was approximately $.2 million in 2003, 2002 and 2001. At December 31, 2003, 46,552 share units for nonemployee directors were outstanding. No new grants will be made under this plan after January 1, 2004.

In addition, under a separate deferred compensation plan for outside directors, the company has allocated to nonemployee directors 620, 573 and 547 share units under this plan in 2003, 2002 and 2001, respectively. These share units continue to accrue quarterly dividends paid on the company's shares. When a participant ceases to be a director, the company issues shares equal to the number of share units in the director's account. At December 31, 2003, 18,607 share units for nonemployee directors were outstanding. Director fee expense recognized for share units for this plan was less than $20 thousand per year in 2003, 2002 and 2001.

Under the deferred compensation plan for executive officers, participants may elect to defer any amount of their variable pay. Deferred amounts are converted into share units based on the current market price of the company's shares. There is a 25% company match. Additional share units are credited for quarterly dividends paid on the company's shares. At the end of the deferral period, which is at least three years, the company issues shares equal to the number of share units in the participant's account. The company has allocated to executive officers 23,060, 8,010 and 16,628 share units under this plan in 2003, 2002 and 2001, respectively. Compensation costs recognized for share units were approximately $.7 million in 2003, $.3 million in 2002 and $.5 million in 2001. At December 31, 2003, 68,315 share units for executive officers were outstanding. For share units attributable to company match credited after January 1, 2004, distributions will be made in cash.

Under the 1991 Stock Incentive Plan, effective January 1, 2003, the company granted 15,000 restricted shares to each of three executive officers and 5,000 restricted shares to one executive officer. The shares will be issued only if the executive remains an employee until January 1, 2008. There are no voting or dividend rights on these shares unless and until they are issued. The restricted shares stock awards had a fair value of $25.83 at the date of grant. The company recognizes compensation expense related to restricted shares ratably over the estimated period of vesting. Compensation costs recognized for restricted share stock awards were approximately $.3 million in 2003.

Under the Long-Term Incentive Plan, dollar-based target awards were determined by the organization and compensation committee in December 2002 for the three-year performance period of 2003-2005. A portion of the award was converted into a number of share units based on the price of Lubrizol stock on the date of the award. There are no voting or dividend rights associated with the share units until the end of the performance period and a distribution of shares, if any, is made. The target awards correspond to a pre-determined three-year earnings per share growth rate target. Based on the awards granted for the 2003-2005 performance period the company does not believe it is probable that shares will be issued under this plan and as a result no expense has been recorded.

Accounting principles generally accepted in the United States encourage the fair-value based method of accounting for stock compensation plans under which the value of stock-based compensation is estimated at the date of grant using valuation formulas, but permit the use of intrinsic-value accounting. The company accounts for its stock compensation plans using the intrinsic-value accounting method (measured as the difference between the exercise price and the market value of the stock at the measurement date).

Disclosures under the fair value method are estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants of stock options in the following years:

                                      2003      2002       2001
                                      ----      ----       ----
1991 Plan:
 Risk-free interest rate.........     3.9%       5.2%       5.1%
 Dividend yield..................     3.4%       3.1%       2.9%
 Volatility......................    24.0%      24.0%      25.0%
 Expected life (years)...........    10.0        8.4        9.7
Performance Share Plan:
 Risk-free interest rate.........     n/a        2.4%       3.2%
 Dividend yield..................     n/a        3.1%       2.9%
 Volatility......................     n/a       24.0%      25.0%
 Expected life (years)...........     n/a        1.0        2.0
Restricted Share Plan:
 Risk-free interest rate.........     2.7%       n/a        n/a
 Dividend yield..................     3.3%       n/a        n/a
 Volatility......................    24.0%       n/a        n/a
 Expected life (years)...........     5.0        n/a        n/a

If the fair value method to measure compensation cost for the company's stock compensation plans had been used, including the performance share stock awards and the restricted share stock awards, the company's net income would have been reduced by $4.4 million in 2003, $6.1 million in 2002 and $6.0 million in 2001 with a corresponding reduction in net income per share of $.08, in 2003, $.12 in 2002 and $.12 in 2001.

Information regarding these option plans, excluding the performance share stock awards, the restricted share stock awards and the long- term incentive plan stock awards, follows:

                                                               Weighted-
                                                                Average
                                               Shares        Exercise Price
                                               ------        --------------
Outstanding, January 1, 2003.............    5,272,723           $31.38
Granted..................................      525,401            30.35
Exercised................................     (151,112)           27.87
Forfeited................................     (253,970)           33.60
                                              --------
Outstanding, December 31, 2003...........    5,393,042           $31.28
                                             =========           ======
Options exercisable,
 December 31, 2003.......................    4,173,632           $31.18
                                             =========           ======
Weighted-average fair value of
 options granted during the year.........                        $ 6.78
                                                                 ======
Outstanding, January 1, 2002.............    4,827,266           $30.74
Granted..................................      949,102            34.06
Exercised................................     (396,420)           29.25
Forfeited................................     (107,225)           34.11
                                              --------
Outstanding, December 31, 2002...........    5,272,723           $31.38
                                             =========           ======
Options exercisable,
 December 31, 2002.......................    3,560,650           $31.10
                                             =========           ======
Weighted-average fair value of
 options granted during the year.........                        $ 8.99
                                                                 ======
Outstanding, January 1, 2001.............    4,624,135           $30.68
Granted..................................    1,461,945            30.39
Exercised................................     (911,696)           28.05
Forfeited................................     (347,118)           35.64
                                              --------
Outstanding, December 31, 2001...........    4,827,266           $30.74
                                             =========           ======
Options exercisable,
 December 31, 2001.......................    2,850,184           $31.73
                                             =========           ======
Weighted-average fair value of
 options granted during the year.........                        $ 8.69
                                                                 ======

Information regarding the performance share stock awards follows:

                                                 Shares
                                                 ------
Outstanding, January 1, 2003...............      60,750
Granted....................................           0
Forfeited..................................           0
Common Shares Issued / Deferred............     (60,750)
                                                 ------
Outstanding, December 31, 2003.............           0
                                                 ======
Outstanding, January 1, 2002...............      66,250
Granted....................................         500
Forfeited..................................        (918)
Common Shares Issued.......................      (5,082)
                                                 ------
Outstanding, December 31, 2002.............      60,750
                                                 ======
Outstanding, January 1, 2001...............      65,500
Granted....................................         750
                                                 ------
Outstanding, December 31, 2001.............      66,250
                                                 ======

The weighted-average fair value per share was $32.16 in 2002 and $28.69 in 2001.

The following table summarizes information about stock options outstanding, excluding the performance share stock awards, restricted share stock awards and long-term incentive plan awards at December 31, 2003:

                                  Options Outstanding                        Options Exercisable
                     --------------------------------------------------    ----------------------------
                        Number      Weighted-Average       Weighted-         Number        Weighted-
Range of             Outstanding       Remaining            Average        Exercisable      Average
exercise prices       at 12/31/03   Contractual Life     Exercise Price    at 12/31/03   Exercise Price
---------------      ------------   ----------------     --------------    -----------   --------------
$19- $25                295,519            4.8 Years        $21.35            295,519      $21.35
 25-  31              3,076,880            6.6               29.68          2,267,895       29.44
 31-  38              2,014,643            4.8               35.15          1,604,218       35.43
 38-  45                  6,000            4.3               38.25              6,000       38.25
                      ---------                                             ---------
                      5,393,042            5.8               31.28          4,173,632       31.18
                      =========                                             =========

NOTE 15 -- ACQUISITIONS AND INVESTMENTS IN NONCONSOLIDATED SUBSIDIARIES

In the third quarter of 2003, the company completed two acquisitions in the specialty chemicals segment, for cash of $68.6 million. In July 2003, the company purchased the product lines of a silicones business from BASF, which expanded the foam control additives business to approximately $40 million in annual revenues. Assets acquired from BASF included customer lists, certain trademarks, manufacturing technology and other related intellectual property specifically developed for silicone products in the North America region and finished goods inventory. Silicones are used in the manufacture of sealants, caulks and water proofing products. Historical annual revenues for these silicone products approximate $6 million. In September 2003, the company completed an acquisition of selected personal care ingredients business from Amerchol Corporation, a subsidiary of The Dow Chemical Company. Products from this business go into a wide range of end uses, including skin care and hair conditioners. Products include methyl glucoside derivatives, lanolin derivatives and Promulgen(TM) personal care ingredients. Annualized revenues of the acquisition are approximately $30 million.

The fair value of assets acquired and liabilities assumed in 2003 acquisitions is as follows:

                                                       Assets and
                                                  Liabilities Acquired
                                                        in 2003
                                                  --------------------
Receivables...................................          $   400
Inventories...................................            7,715
Property......................................            1,804
Goodwill......................................           36,219
Intangibles...................................           23,441
Other assets..................................              223
                                                         ------
Total assets..................................           69,802
                                                         ------
Accrued expenses..............................            1,019
Deferred taxes-non current....................              186
                                                         ------
Total liabilities.............................            1,205
                                                         ------
Increase in net assets from acquisitions......          $68,597
                                                        =======

In 2002, the company completed several acquisitions in the specialty chemicals segment for cash of $86.7 million. In the first quarter, the company acquired Kabo Unlimited, Inc., which specializes in the development, manufacture and sale of antifoam and defoaming agents to the food, fermentation, mining and wastewater industries. Kabo's product lines expand the company's defoamer business. In the second quarter, the company acquired Chemron Corporation, which formulates, produces and supplies specialty surfactants used in personal care products, industrial cleaners and a wide range of other consumer and industrial products. The acquisition extends the company's existing surfactants business into growth markets where the company had not previously competed. In October 2002, the company acquired Dock Resins Corporation, which develops, manufactures and sells proprietary polymers including acrylic, methacrylic, alkyd and polyester resins to customers in the paint and coatings, printing ink, laminating, adhesives and sealants and grease markets. In October 2002, the company also acquired Intermountain Specialties, Inc., known as Brose Chemical Company, which has product lines that complement the company's integrated defoamer business that are now manufactured in the Kabo foam control facility. Annualized 2002 revenues for these acquisitions in the aggregate are approximately $85 million.

Effective January 1, 2002, the company began accounting for the investment in its India joint venture, Lubrizol India Private Limited (Lubrizol India), through consolidation because an amendment to the joint venture agreement gave the company control as of that date. The company has ownership of 50% of the voting shares. The amended joint venture agreement grants the company the authority to appoint three of Lubrizol India's six board directors and the unilateral and perpetual ability to appoint its managing director. Further, the amended joint venture agreement delegates to the managing director the authority to make all significant decisions to run the day-to-day business of Lubrizol India. The company had previously accounted for its investment under the equity method of accounting because the company's joint venture partner held certain substantive participating rights, which were eliminated with the amendment to the joint venture agreement. The change to consolidate Lubrizol India had the effect of increasing revenues and total cost and expenses by $50.4 million and $41.1 million, respectively, for the year ended 2002. The change had no impact on net income, but resulted in the recording of 100% of Lubrizol India's assets and liabilities, which is offset by our partner's minority interest.

The fair value of assets acquired and liabilities assumed in the 2002 acquisitions and the impact on the balance sheet from the consolidation of Lubrizol India is as follows:

                                                     Assets and
                                                 Liabilities Acquired
                                                       in 2002
                                                 --------------------
Cash...........................................       $   2,762
Receivables....................................          23,463
Inventories....................................          25,816
Prepaid assets.................................             767
Property.......................................          43,752
Investment in equity affiliates (Lubrizol......         (22,911)
 India)
Goodwill.......................................          32,672
Intangibles....................................          17,185
Other assets...................................             482
                                                        -------
Total assets...................................         123,988
                                                        -------
Short-term debt................................           1,006
Accounts payable...............................          10,984
Accrued expenses...............................           1,495
Long-term debt.................................           1,248
Minority interest..............................          22,584
                                                        -------
Total liabilities..............................          37,317
                                                        -------
Increase in net assets from acquisitions
 and consolidation of LZ India.................       $  86,671
                                                      =========

In 2001, the company spent $14.7 million on an acquisition to purchase ROSS Chem, Inc., a manufacturer and supplier of antifoam and defoaming agents, with annual revenues of $10.0 million, that expanded the company's product lines in metalworking and paints, coatings and inks. Also in 2001, the company dissolved the joint venture with GE Transportation Systems and replaced the joint venture with separate cross-licensing agreements.

On January 30, 2004, the company acquired the additives business of Avecia for approximately $125 million. The additives business of Avecia has annualized revenues of approximately $50 million and develops, manufactures and markets high-value additives used in coatings and inks.

NOTE 16 -- RESTRUCTURING CHARGE

In 2003, the company recorded a restructuring charge of $22.5 million, or $.29 per share, related to the separation of 252 employees in the United States, Europe and India, comprising 5% of our worldwide workforce. The workforce reductions are estimated to result in annual pretax savings of approximately $20 million beginning in 2004. The company began to realize savings in 2003 of approximately $5 million.

In February 2003, the company initiated a restructuring at its Bromborough, England, facility by consolidating various operational activities to achieve greater efficiency through improved business processes. There was a workforce reduction of 45 employees, or approximately 41% of the facility's headcount, by the end of January 2004. As a result of these changes, the company recorded a restructuring charge for Bromborough of $7.0 million in 2003 comprised of $3.5 million in severance costs, $3.3 million in asset impairments and $.2 million in other miscellaneous costs. Cash expenditures in 2003 were $3.5 million and an accrued liability of $.2 million remained at December 31, 2003, relating to employee severance costs.

The restructuring charge also included $1.5 million for a voluntary separation program for approximately 55 employees at the company's India joint venture, Lubrizol India Private Limited, which is accounted for using the consolidated method. The workforce reduction occurred primarily in the second quarter of 2003. Cash expenditures for India were $1.4 million in 2003 and an accrued liability of $.1 million remained at December 31, 2003.

Lastly, in November 2003, the company announced workforce reductions of approximately 150 employees at its headquarters in Wickliffe, Ohio, its Deer Park and Bayport, Texas, manufacturing facilities and its Hazelwood, England, technical facility. All of the workforce reductions occurred prior to December 31, 2003. This resulted in a restructuring charge in the United States of $12.8 million, comprised of $11.2 million in severance costs and $1.6 million in outplacement and other miscellaneous costs and a restructuring charge in Europe for $1.2 million, primarily for employee severance costs. The charge for Europe included $.8 million for the Hazelwood, England, testing facility and $.4 million for the closing of a sales office in Scandinavia. Cash expenditures in 2003 were $.7 million in the United States and $1.2 million in Europe with an accrued liability as of December 31, 2003, of $12.1 million in the United States. Most of the accrued liability will be paid during the first quarter of 2004.

The charge for these cost reduction initiatives are reported as a separate line item in the consolidated income statement, entitled "Restructuring charge" and are included in the "Total cost and expenses" subtotal on the consolidated income statement. The charge related primarily to the lubricant additives segment. The following table shows the reconciliation of the December 31, 2003 liability balance:

                                               Year Ended
                                           December 31, 2003
                                           -----------------
December 31, 2002 balance                      $     --
Restructuring charge.................            22,534
Less cash paid.......................            (6,857)
Less asset impairments...............            (3,327)
Translation adjustments..............                35
                                               --------
December 31, 2003 balance............          $ 12,385
                                               ========

NOTE 17 -- LITIGATION

The company is party to lawsuits, threatened lawsuits and other claims arising out of the normal course of business. Management is of the opinion that any liabilities that may result were adequately covered by insurance, or to the extent not covered by insurance, are adequately accrued for at December 31, 2003, or would not be significant in relation to the company's financial position at December 31, 2003, or its results of operations for the year then ended.

18.   SUBSEQUENT EVENTS

      On June 3, 2004, the company consummated its acquisition of Noveon International, Inc. ("Noveon") for cash of $0.9 billion and the assumption of approximately $1.1 billion of long-term indebtedness. Similar to Lubrizol, Noveon is a global producer and marketer of high-performance, specialty chemicals. The acquisition and related costs were financed with the proceeds of a $2.45 billion 364 day temporary bridge loan which bears interest at LIBOR plus 1.25%. Shortly after the acquisition, the company repaid substantially all of Noveon's long-term indebtedness with proceeds of the temporary bridge loan, which is expected to be replaced with the proceeds of permanent financing to be obtained in the future in the form of a term loan, debt securities and an equity issuance.

      The repayment of the debt securities is expected to be fully and unconditionally guaranteed on a joint and several basis by all direct and indirect, 100 percent owned, domestic subsidiaries of Noveon and the company. The following supplemental condensed consolidating financial information presents the balance sheets of the company as of December 31, 2003 and 2002 and its statements of income and cash flows for the years ended December 31, 2003, 2002, and 2001 and provides information regarding The Lubrizol Corporation (the "Parent Company" and anticipated issuer of the debt securities) and its guarantor and non-guarantor ("Other") subsidiaries.

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003
(IN THOUSANDS OF DOLLARS)


                                                           PARENT       SUBSIDIARY        OTHER                           TOTAL
                                                          COMPANY       GUARANTORS    SUBSIDIARIES    ELIMINATIONS     CONSOLIDATED
                                                         ----------     ----------    ------------    ------------     ------------
Net sales                                                $1,044,413       $212,042      $1,110,666      $(318,020)      $2,049,101
Royalties and other revenues                                  2,695            291              36                           3,022
                                                         ----------       --------      ----------      ---------       ----------
TOTAL REVENUES                                            1,047,108        212,333       1,110,702       (318,020)       2,052,123
                                                         ----------       --------      ----------      ---------       ----------

Cost of sales                                               768,418        167,769         893,879       (322,274)       1,507,792
Selling and administrative expenses                         135,283         23,078          44,543                         202,904
Research, testing and development expenses                  114,019          6,773          46,150                         166,942
Restructuring charge                                         12,615            158           9,761                          22,534
                                                         ----------       --------      ----------      ---------       ----------
TOTAL COST AND EXPENSES                                   1,030,335        197,778         994,333       (322,274)       1,900,172

Other income (expense) - net                                 13,520         14,639         (28,681)        (1,043)          (1,565)
Interest income (expense) - net                             (31,990)         9,831             844                         (21,315)
Equity in income of subsidiaries                             84,452          8,911                        (93,363)
                                                         ----------       --------      ----------      ---------       ----------

Income before income taxes                                   82,755         47,936          88,532        (90,152)         129,071
Provision for (benefit from) income taxes                    (5,257)        14,478          27,584          1,492           38,297
                                                         ----------       --------      ----------      ---------       ----------
NET INCOME                                                  $88,012        $33,458         $60,948       $(91,644)         $90,774
                                                         ==========       ========      ==========      =========       ==========


THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2002
(IN THOUSANDS OF DOLLARS)


                                                        PARENT          SUBSIDIARY         OTHER                        TOTAL
                                                        COMPANY         GUARANTORS     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                       ----------       ----------     ------------    ------------   ------------
Net sales                                              $1,080,215        $171,711      $1,067,498      $(339,135)     $1,980,289
Royalties and other revenues                                2,392             232             954                          3,578
                                                       ----------        --------      ----------      ---------      ----------
TOTAL REVENUES                                          1,082,607         171,943       1,068,452       (339,135)      1,983,867
                                                       ----------        --------      ----------      ---------      ----------

Cost of sales                                             757,097         128,538         866,134       (335,514)      1,416,255
Selling and administrative expenses                       132,726          22,293          41,921                        196,940
Research, testing and development expenses                119,343           5,353          43,607                        168,303
                                                       ----------        --------      ----------      ---------      ----------
TOTAL COST AND EXPENSES                                 1,009,166         156,184         951,662       (335,514)      1,781,498

Other income (expense) - net                               26,349           4,118         (35,568)          (279)         (5,380)
Interest income (expense) - net                           (28,978)         10,687           1,690                        (16,601)
Equity in income of subsidiaries                           57,059           3,217                        (60,276)
                                                       ----------        --------      ----------      ---------      ----------

Income before income taxes and cumulative effect
  of change in accounting principle                       127,871          33,781          82,912        (64,176)        180,388
Provision for (benefit from) income taxes                   6,931          12,281          36,072         (1,168)         54,116
                                                       ----------        --------      ----------      ---------      ----------
Income before cumulative effect of
  change in accounting principle                          120,940          21,500          46,840        (63,008)        126,272
Cumulative effect of change in accounting principle                        (2,061)         (5,724)                        (7,785)
                                                       ----------        --------      ----------      ---------      ----------
NET INCOME                                               $120,940         $19,439         $41,116       $(63,008)       $118,487
                                                       ==========        ========      ==========      =========      ==========

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS OF DOLLARS)

                                                 PARENT          SUBSIDIARY         OTHER                        TOTAL
                                                 COMPANY         GUARANTORS     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                ----------       ----------     ------------    ------------   ------------
Net sales                                       $1,043,077        $112,376        $994,466      $(310,675)     $1,839,244
Royalties and other revenues                         4,862              10             528                          5,400
                                                ----------        --------        --------      ---------      ----------
TOTAL REVENUES                                   1,047,939         112,386         994,994       (310,675)      1,844,644
                                                ----------        --------        --------      ---------      ----------

Cost of sales                                      740,911          82,478         824,200       (312,128)      1,335,461
Selling and administrative expenses                116,546          18,377          42,508                        177,431
Research, testing and development expenses         114,848           4,608          39,017                        158,473
                                                ----------        --------        --------      ---------      ----------
TOTAL COST AND EXPENSES                            972,305         105,463         905,725       (312,128)      1,671,365

Other income (expense) - net                         1,629          21,257         (37,855)          (107)        (15,076)
Interest income (expense) - net                    (35,273)         14,666           2,353                        (18,254)
Equity in income of subsidiaries                    63,568           8,317                        (71,885)
                                                ----------        --------        --------      ---------      ----------

Income before income taxes                         105,558          51,163          53,767        (70,539)        139,949
Provision for income taxes                          12,133          10,781          22,157            762          45,833
                                                ----------        --------        --------      ---------      ----------
NET INCOME                                         $93,425         $40,382         $31,610      $ (71,301)        $94,116
                                                ==========        ========        ========      =========      ==========

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2003
(IN THOUSANDS OF DOLLARS)


                                                           PARENT        SUBSIDIARY        OTHER                           TOTAL
                                                          COMPANY        GUARANTORS     SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                         ----------      ----------     ---=--------    ------------    ------------
ASSETS
Cash and short-term investments                          $   56,254      $   (1,008)      $203,453                         $258,699
Receivables                                                 100,857          39,225        184,485                          324,567
Inventories                                                  76,824          44,316        216,583     $   (25,804)         311,919
Other current assets                                         26,357             663          6,612           9,031           42,663
                                                         ----------      ----------       --------     -----------       ----------
       TOTAL CURRENT ASSETS                                 260,292          83,196        611,133         (16,773)         937,848
                                                         ----------      ----------       --------     -----------       ----------
Property and equipment - at cost                          1,156,725          71,539        732,335                        1,960,599
Less accumulated depreciation                               757,117          14,241        499,247                        1,270,605
                                                         ----------      ----------       --------     -----------       ----------
       PROPERTY AND EQUIPMENT - NET                         399,608          57,298        233,088                          689,994
                                                         ----------      ----------       --------     -----------       ----------
Goodwill                                                     24,992         124,776         58,958                          208,726
Intangible assets - net                                      12,169          32,784         17,449                           62,402
Investments in subsidiaries and intercompany balances       934,147         811,027        (96,914)     (1,648,260)
Investments in non-consolidated companies                     5,609             687                                           6,296
Other assets                                                 20,528           3,427         13,095                           37,050
                                                         ----------      ----------       --------     -----------       ----------
               TOTAL                                     $1,657,345      $1,113,195       $836,809     $(1,665,033)      $1,942,316
                                                         ==========      ==========       ========     ===========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt and current portion of long-term debt                                     $  2,899                       $    2,899
Accounts payable                                         $   63,967      $   17,418         61,735                          143,120
Accrued expenses and other current liabilities               79,922          20,728         52,808                          153,458
                                                         ----------      ----------       --------     -----------       ----------
       TOTAL CURRENT LIABILITIES                            143,889          38,146        117,442                          299,477
                                                         ----------      ----------       --------     -----------       ----------
Long-term debt                                              381,801                          4,925                          386,726
Postretirement health care obligations                       92,865                          5,522                           98,387
Noncurrent liabilities                                       44,662              44         55,624                          100,330
Deferred income taxes                                        24,050           6,894         21,866                           52,810
                                                         ----------      ----------       --------     -----------       ----------
       TOTAL LIABILITIES                                    687,267          45,084        205,379                          937,730
                                                         ----------      ----------       --------     -----------       ----------

Minority interest in consolidated companies                                                            $    51,281           51,281

TOTAL SHAREHOLDERS' EQUITY                                  970,078       1,068,111        631,430      (1,716,314)         953,305
                                                         ----------      ----------       --------     -----------       ----------
               TOTAL                                     $1,657,345      $1,113,195       $836,809     $(1,665,033)      $1,942,316
                                                         ==========      ==========       ========     ===========       ==========

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2002
(IN THOUSANDS OF DOLLARS)



                                                          PARENT        SUBSIDIARY        OTHER                            TOTAL
                                                         COMPANY        GUARANTORS     SUBSIDIARIES   ELIMINATIONS     CONSOLIDATED
                                                        ----------      ----------     ------------   ------------     ------------
ASSETS
Cash and short-term investments                         $  116,478      $   (1,882)      $151,832                       $  266,428
Receivables                                                 99,289          30,384        165,835                          295,508
Inventories                                                 81,660          35,797        215,614     $   (30,103)         302,968
Other current assets                                        25,704           1,135          7,513          10,523           44,875
                                                        ----------      ----------       --------     -----------       ----------
       TOTAL CURRENT ASSETS                                323,131          65,434        540,794         (19,580)         909,779
                                                        ----------      ----------       --------     -----------       ----------
Property and equipment - at cost                         1,118,959          62,185        627,927                        1,809,071
Less accumulated depreciation                              709,496          10,320        410,100                        1,129,916
                                                        ----------      ----------       --------     -----------       ----------
       PROPERTY AND EQUIPMENT - NET                        409,463          51,865        217,827                          679,155
                                                        ----------      ----------       --------     -----------       ----------
Goodwill                                                    24,992          88,743         54,617                          168,352
Intangible assets - net                                      8,724          16,102         18,336                           43,162
Investments in subsidiaries and intercompany balances      785,069         817,832        (49,971)     (1,552,930)
Investments in non-consolidated companies                    5,924             766                                           6,690
Other assets                                                22,858           1,672         28,469                           52,999
                                                        ----------      ----------       --------     -----------       ----------
               TOTAL                                    $1,580,161      $1,042,414       $810,072     $(1,572,510)      $1,860,137
                                                        ==========      ==========       ========     ============      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt and current portion of long-term debt                   $      163       $ 16,883                       $   17,046
Accounts payable                                        $   70,723          11,606         58,095                          140,424
Accrued expenses and other current liabilities              76,657          16,839         56,775                          150,271
                                                        ----------      ----------       --------     -----------       ----------
       TOTAL CURRENT LIABILITIES                           147,380          28,608        131,753                          307,741
                                                        ----------      ----------       --------     -----------       ----------
Long-term debt                                             384,537              19            289                          384,845
Postretirement health care obligations                      91,897               -          4,598                           96,495
Noncurrent liabilities                                      39,366              55         53,234                           92,655
Deferred income taxes                                       28,149           4,108         23,504                           55,761
                                                        ----------      ----------       --------     -----------       ----------
       TOTAL LIABILITIES                                   691,329          32,790        213,378                          937,497
                                                        ----------      ----------       --------     -----------       ----------

Minority interest in consolidated companies                                                           $    53,388           53,388

SHAREHOLDERS' EQUITY                                       888,832       1,009,624        596,694      (1,625,898)         869,252
                                                        ----------      ----------       --------     -----------       ----------
               TOTAL                                    $1,580,161      $1,042,414       $810,072     $(1,572,510)      $1,860,137
                                                        ==========      ==========       ========     ============      ==========

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003
(IN THOUSANDS OF DOLLARS)

                                                           PARENT      SUBSIDIARY       OTHER                          TOTAL
                                                           COMPANY     GUARANTORS    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                           -------     ----------    ------------   ------------    ------------
CASH PROVIDED FROM (USED FOR):

OPERATING ACTIVITIES:
Net income                                               $  88,012      $ 33,458        $60,948      $ (91,644)       $ 90,774
Adjustments to reconcile net income to cash
   provided (used) by operating activities                  10,533        92,205        (90,402)        91,644         103,980
                                                         ---------      --------       --------      ---------        --------
          Total operating activities                        98,545       125,663        (29,454)                       194,754

INVESTING ACTIVITIES:
Capital expenditures                                       (45,760)      (12,252)       (30,441)                       (88,453)
Acquisitions and investments in nonconsolidated
   companies                                                (4,218)      (62,825)        (1,554)                       (68,597)
Other - net                                                    885          (343)           604                          1,146
                                                         ---------      --------       --------      ---------        --------
          Total investing activities                       (49,093)      (75,420)       (31,391)                      (155,904)

FINANCING ACTIVITIES:
Short-term repayment                                                        (164)        (5,590)                        (5,754)
Long-term borrowing                                                                       4,515                          4,515
Long-term repayment                                                          (36)        (9,194)                        (9,230)
Dividends paid                                             (53,571)                                                    (53,571)
Changes in intercompany activities                         (60,674)      (49,342)       110,016
Common shares issued upon exercise of stock options          4,569                                                       4,569
                                                         ---------      --------       --------      ---------        --------
          Total financing activities                      (109,676)      (49,542)        99,747                        (59,471)

Effect of exchange rate changes on cash                                      173         12,719                         12,892
                                                         ---------      --------       --------      ---------        --------
Net increase (decrease) in cash and short-term
   investments                                             (60,224)          874         51,621                         (7,729)

Cash and short-term investments at the beginning of year   116,478        (1,882)       151,832                        266,428
                                                         ---------      --------       --------      ---------        --------
Cash and short-term investments at the end of year       $  56,254      $ (1,008)      $203,453      $                $258,699
                                                         =========      ========       ========      =========        ========

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002
(IN THOUSANDS OF DOLLARS)


                                                            PARENT      SUBSIDIARY        OTHER                         TOTAL
                                                            COMPANY     GUARANTORS    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                            --------    ----------    ------------   ------------    ------------
CASH PROVIDED FROM (USED FOR):

OPERATING ACTIVITIES:
Net income                                                  $120,940      $ 19,439        $ 41,116     $(63,008)       $ 118,487
Adjustments to reconcile net income to cash provided
   (used) by operating activities                             41,991        95,502         (74,120)      63,008          126,381
                                                            --------      --------        --------     --------        ---------
          Total operating activities                         162,931       114,941         (33,004)                      244,868

INVESTING ACTIVITIES:
Capital expenditures                                         (35,489)       (6,339)        (23,457)                      (65,285)
Acquisitions and investments in nonconsolidated
   companies                                                    (323)      (86,348)                                      (86,671)
Other - net                                                      573           (91)          2,938                         3,420
                                                            --------      --------        --------     --------        ---------
          Total investing activities                         (35,239)      (92,778)        (20,519)                     (148,536)

FINANCING ACTIVITIES:
Short-term repayment                                                          (843)           (556)                       (1,399)
Long-term repayment                                                         (1,247)         (1,061)                       (2,308)
Dividends paid                                               (53,430)                                                    (53,430)
Changes in intercompany activities                           (71,631)      (24,541)         96,172
Proceeds from termination of interest rate swaps              18,134                                                      18,134
Common shares issued upon exercise of stock options            8,569                                                       8,569
                                                            --------      --------        --------     --------        ---------
          Total financing activities                         (98,358)      (26,631)         94,555                       (30,434)

Effect of exchange rate changes on cash                            3            19          11,413                        11,435
                                                            --------      --------        --------     --------        ---------
Net increase (decrease) in cash and short-term
   investments                                                29,337        (4,449)         52,445                        77,333

Cash and short-term investments at the beginning of
   year                                                       87,141         2,567          99,387                       189,095
                                                            --------      --------        --------     --------        ---------
Cash and short-term investments at the end of year          $116,478      $ (1,882)       $151,832     $               $ 266,428
                                                            ========      ========        ========     ========        =========

THE LUBRIZOL CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS OF DOLLARS)


                                                            PARENT      SUBSIDIARY        OTHER                         TOTAL
                                                            COMPANY     GUARANTORS    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                            -------     ----------    ------------   ------------    ------------
CASH PROVIDED FROM (USED FOR):

OPERATING ACTIVITIES:
Net income                                                 $ 93,425      $ 40,382        $ 31,610    $ (71,301)        $ 94,116
Adjustments to reconcile net income to cash provided
   by operating activities                                   20,448        38,484         (28,511)      71,301          101,722
                                                           --------      --------        --------    ---------         --------
          Total operating activities                        113,873        78,866           3,099                       195,838

INVESTING ACTIVITIES:
Capital expenditures                                        (42,888)       (3,970)        (19,458)                      (66,316)
Acquisitions and investments in nonconsolidated
   companies                                                (14,989)                                                    (14,989)
Other - net                                                   1,032          (998)           (374)                         (340)
                                                           --------      --------         -------    ---------         --------
          Total investing activities                        (56,845)       (4,968)        (19,832)                      (81,645)

FINANCING ACTIVITIES:
Short-term repayment                                         (1,300)                       (3,279)                       (4,579)
Long-term repayment                                                                        (3,120)                       (3,120)
Dividends paid                                              (53,218)                                                    (53,218)
Changes in intercompany activities                           56,649       (69,963)         13,314
Common shares purchased                                     (30,039)                                                    (30,039)
Common shares issued upon exercise of stock options          27,768        (5,474)                                       22,294
                                                           --------      --------        --------    ---------         --------
          Total financing activities                           (140)      (75,437)          6,915                       (68,662)

Effect of exchange rate changes on cash                          (3)            1          (2,371)                       (2,373)
                                                           --------      --------        --------    ---------         --------
Net increase (decrease) in cash and short-term
   investments                                               56,885        (1,538)        (12,189)                       43,158

Cash and short-term investments at the beginning of
   year                                                      30,256         4,105         111,576                       145,937
                                                           --------      --------        --------    ---------         --------
Cash and short-term investments at the end of year         $ 87,141      $  2,567        $ 99,387    $                 $189,095
                                                           ========      ========        ========    =========         ========